Exhibit 10.1

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS

BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS

DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE

REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Second AMENDMENT

TO

AMENDED & RESTATED LOAN AND SECURITY AGREEMENT

This Second Amendment to amended and restated Loan and Security Agreement (this “Amendment”) is dated as of January 20, 2026 and is entered into by and between enGene Holdings Inc., a public corporation continued under the laws of British Columbia (“Holdings”), enGene Inc., a corporation organized under the laws of Canada (“enGene”), and Engene USA, Inc., a Delaware corporation (“enGene USA”), and each of their Subsidiaries (hereinafter collectively referred to as, jointly and severally, the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lenders”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent, collateral agent and hypothecary representative for itself and the Lenders (in such capacities, the “Agent”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

Recitals

A.
Borrower, Agent and Lenders have entered into that certain Amended and Restated Loan and Security Agreement dated as of December 22, 2023, by and among Borrower, Agent, and Lenders (as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement, dated as of December 18, 2024, and as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lenders have agreed to extend and make available to Borrower certain advances of money.
B.
In accordance with Section 11.3 of the Loan Agreement, Borrower has requested that Agent and Lenders agree to amend certain provisions of the Loan Agreement.
C.
Agent and Lenders are willing to so amend the Loan Agreement upon the terms and conditions more fully set forth herein.

Agreement

NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.
Amendments.
1.1
The Loan Agreement (including the Addenda thereto, but excluding the schedules and exhibits thereto) is hereby amended to reflect the changes which are attached as Annex A hereto, such that on the Second Amendment Closing Date the terms set forth in Annex A hereto which appear in bold and double underlined text (inserted text) shall be added to the Loan Agreement and the terms appearing as text which is stricken (~~deleted text~~) shall be deleted from the Loan Agreement.

1.2
Schedules. Each of the Schedules to the Loan Agreement is hereby amended and restated in its entirety, in each case as set forth the corresponding schedule attached as Annex B attached hereto, with all information required by the Loan Agreement.
1.3
Exhibits. Each of the Exhibits to the Loan Agreement is hereby amended and restated in its entirety, in each case as set forth the corresponding exhibit attached as Annex C attached hereto, with all information required by the Loan Agreement.
1.4
Each reference in the Loan Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan Agreement as amended by this Amendment.
2.
Borrower’s Representations And Warranties. Borrower represents and warrants that:
2.1
Immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true and correct in all material respects except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date and (ii) no default or Event of Default has occurred and is continuing with respect to which Borrower has not been notified in writing by Agent or Lenders.
2.2
Borrower has the corporate or other applicable company power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment.
2.3
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate or other applicable company action on the part of Borrower.
2.4
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.
2.5
As of the date hereof, it has no defenses against the obligations to pay any amounts under the Secured Obligations. Borrower acknowledges that each of Agent and Lenders have, as of the date hereof, acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that each of Agent and Lenders are entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3.
Limitation. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Agent and/or Lenders may now have or may have in the future under or in connection with the Loan Agreement (as amended hereby) or any instrument or agreement referred to therein; or (b) to be a

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consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect without novation.
4.
Effectiveness. This Amendment shall become effective upon the satisfaction of all the following conditions precedent (such date of satisfaction of all such conditions precedent, the “Second Amendment Closing Date”):
4.1
Amendment. Borrower, Agent and Lenders shall have duly executed and delivered this Amendment to Lenders.
4.2
2026 Warrant. Borrower shall have delivered a duly executed original wet ink copy of a 2026 Warrant between each Lender and Holdings dated as of the Second Amendment Closing Date, each in form and substance satisfactory to the applicable Lender.
4.3
Perfection Certificate. Each Borrower shall have delivered to Agent an updated perfection certificate, dated as of the Second Amendment Closing Date and executed by the secretary or equivalent officer of such Borrower.
4.4
Intellectual Property Security Agreements. Each Borrower shall have delivered to Agent a duly executed Intellectual Property Security Agreement and any other Loan Document (including any Deed of Hypothec) dated as of or, on or prior to, the Second Amendment Closing Date, in form and substance satisfactory to Lenders
4.5
Secretary’s Certificates. Each Borrower shall each have delivered a secretary’s certificate to Agent, dated as of the Second Amendment Closing Date and executed by the secretary of such Borrower, with appropriate insertions and attachments, including such items described in Section 4.1(c), (d) and (e) of the Loan Agreement.
4.6
Resolutions. Each Borrower shall have delivered a certified copy of resolutions of each Borrower’s Board (and, if required by such Borrower’s organizational documents, resolutions of stockholders) evidencing approval of (i) this Amendment and other transactions evidence by the Loan Documents (including the 2026 Warrant, any Intellectual Property Security Agreements and any other Loan Document (including any Deed of Hypothec)), (ii) authorizing a specified person or persons to execute the Loan Documents to which it is a party on its behalf, (iii) authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including, if relevant, any Advance Request or other relevant notice) to be signed and/or dispatched by it under or in connection with the Loan Documents to which it is a party, and (iv) acknowledging that the Board of Directors are acting for a proper purpose and that the Loan Documents are in the best interests of that Borrower and for its commercial benefit.
4.7
Corporate Documents. Each Borrower shall have delivered certified copies of the Certificate of Incorporation, the Bylaws and other organizational documents, as amended through the Second Amendment Closing Date, of each Borrower.
4.8
Good Standing Certificates. Each Borrower shall have delivered a certificate of good standing (or equivalent) for each Borrower from its jurisdiction of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified could have a Material Adverse Effect.

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4.9
Insurance. Insurance certificates and endorsements in accordance with the requirements of Section 6.1 of the Loan Agreement.
4.10
Lien Searches. Certified copies, dated as of a recent date, of searches for financing statements.
4.11
Legal Opinions. Agent shall have received a legal opinion from each of Borrower’s (a) U.S. counsel and (b) Canadian counsel, each in form and substance reasonably acceptable to Agent.
4.12
Advance Request. Agent shall have received an Advance Request for the 2026 Tranche 1 Advance as required by Section 2.2.1(c) of the Loan Agreement, duly executed by a Responsible Officer of Borrower.
4.13
Loan Documents. Borrower shall have delivered to Agent duly executed copies of all Loan Documents and all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated by this Amendment and the Loan Agreement, as amended by this Agreement, or to create and perfect the Liens of Agent with respect to all Collateral, in all cases in form and substance reasonably acceptable to Agent.
4.14
Payment of Accrued Interest. Agent shall have received, for the ratable benefit of the Lenders, all interest that accrued at the “Term Loan PIK Interest Rate” with respect to the Term Loan Advances since the Closing Date through the Second Amendment Closing Date, together with all other accrued and unpaid interest under the Loan Agreement as in effect immediately prior to the effectiveness of this Amendment on the Second Amendment Closing Date.
4.15
Payment of Lender Expenses. Borrower shall have paid (i) to Agent, for the ratable benefit of the Lenders, the 2026 Tranche 1 Facility Charge, and (ii) all reasonable Lender expenses (including all reasonable attorneys' fees and reasonable expenses) incurred through the date of this Amendment for the documentation and negotiation of this Amendment, in each case, to the extent invoiced on or prior to the Second Amendment Closing Date.
5.
Post-Closing Obligations. Notwithstanding any provision herein or in any other Loan Document to the contrary, to the extent not actually delivered on or prior to the Second Amendment Closing Date,
5.1
Borrower shall, within thirty (30) days of the Second Amendment Closing Date (or such later date as agreed to by the Agent in writing in its sole discretion) deliver to Agent duly executed Account Control Agreements with each of (a) US Bank and (b) Merril Lynch;
5.2
Borrower shall use commercially reasonable efforts to deliver to Agent, within ninety (90) days of the Second Amendment Closing Date (or such later date as agreed to by the Agent in writing in its sole discretion), a duly executed landlord consent in favor of Agent for 99 High Street, 26th Floor, Boston, MA 02110, by the respective landlord thereof; and
5.3
Borrower shall, within thirty (30) days of the Second Amendment Closing Date (or such later date as agreed to by the Agent in writing in its sole discretion) deliver to Agent (a) certificates of insurance that evidence Borrower’s compliance with its insurance obligations in Section 6.1 of the Loan Agreement and the obligations contained in Section 6.2 of the Loan Agreement, and (b) each insurance endorsement required pursuant to Section 6.2 of the Loan Agreement.

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6.
Release. In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby to the extent possible under applicable law fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time prior to the execution of this Amendment, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction existing prior to the execution of this Amendment which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. Borrower waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

7.
Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment. This Amendment may be executed by facsimile, portable document format (.pdf) or similar technology signature, and such signature shall constitute an original for all purposes.
8.
Incorporation By Reference. The provisions of Section 11 of the Loan Agreement shall be deemed incorporated herein by reference, mutatis mutandis.
9.
Reaffirmation. By executing and delivering a counterpart hereof, (i) Borrower hereby agrees that all Advances incurred by Borrower shall be secured by the Collateral pursuant to the applicable Loan Documents in accordance with the terms and provisions thereof and (ii) Borrower hereby (A) agrees that, notwithstanding the effectiveness of this Amendment, after giving effect to this Amendment, the Loan Documents continue to be in full force and effect without novation, (B) agrees that all of the Liens and security interests created and arising under the Loan Documents remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, as collateral security for its obligations, liabilities and indebtedness under the Loan Agreement (as amended by this Amendment) to the extent provided in, and subject to the limitations and qualifications set forth in, such

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Loan Documents (as amended by this Amendment) and (C) affirms and confirms all of its obligations, liabilities and indebtedness under the Loan Agreement and each other Loan Document, in each case after giving effect to this Amendment, including the pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Loan Documents to secure such Secured Obligations, all as provided in the Loan Documents, and acknowledges and agrees that such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, such Secured Obligations under the Loan Agreement and the other Loan Documents, in each case, to the extent provided in, and subject to the limitations and qualifications set forth in, such Loan Documents (as amended by this Amendment).

[Signature Page Follows]

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In Witness Whereof, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

BORROWERS: enGene Holdings Inc. Signature: /s/ Ryan Daws_________ Print Name: Ryan Daws Title: Chief Financial Officer

ENGENE INC.

Signature: /s/ Ryan Daws_________

Print Name: Ryan Daws

Title: Chief Financial Officer

ENGENE USA, INC.

Signature: /s/ Ryan Daws_________

Print Name: Ryan Daws

Title: Chief Financial Officer

                [signatures continue on next page]

[Signature Page – Second Amendment to Amended and Restated Loan and Security Agreement]

Accepted in San Mateo, California:
AGENT: HERCULES CAPITAL, INC. Signature: /s/ Seth Meyer___________ Print Name: Seth Meyer Title: Chief Financial Officer

LENDERS:

HERCULES CAPITAL, INC.

Signature: /s/ Seth Meyer__________

Print Name: Seth Meyer

Title: Chief Financial Officer

Hercules Private Credit Fund 1 L.P.

By: Hercules Private Global Venture Growth Fund GP I LLC, its general partner

By: /s/ Seth Meyer___________

Name: Seth Meyer

Title: Authorized Signatory

Hercules Private Global Venture Growth Fund I L.P.

By: Hercules Private Global Venture Growth Fund GP I LLC, its general partner

By: /s/ Seth Meyer___________

Name: Seth Meyer

Title: Authorized Signatory

[signatures continue on next page]

[Signature Page – Second Amendment to Amended and Restated Loan and Security Agreement]

Hercules Venture Growth Credit Opportunities Fund 1 L.P.

By: Hercules Venture Growth Credit Opportunities Fund GP I LLC, its general partner

By: /s/ Seth Meyer___________

Name: Seth Meyer

Title: Authorized Signatory

Hercules Growth Lending Fund IV LP

By: Hercules Growth Lending Fund GP LLC, its general partner

By: /s/ Seth Meyer___________

Name: Seth Meyer

Title: Authorized Signatory

Hercules Evergreen Fund LP

By: Hercules Evergreen Fund GP LLC, its general partner

By: /s/ Seth Meyer___________

Name: Seth Meyer

Title: Authorized Signatory

[Signature Page – Second Amendment to Amended and Restated Loan and Security Agreement]

Annex A

Conforming Copy of Amended and Restated Loan Agreement

(see attached)

Execution Version

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (as amended by that certain First Amendment, and as further amended by that certain Second Amendment) is made and dated as of December 22, 2023 and is entered into by and between enGene Holdings Inc., a public corporation continued under the laws of British Columbia (“Holdings”), enGene Inc., a corporation organized under the laws of Canada (“enGene”), and Engene USA, Inc., a Delaware corporation (“enGene USA”), and each of their Subsidiaries (hereinafter collectively referred to as, jointly and severally, the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as the “Lenders”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent, collateral agent and hypothecary representative for itself and the Lenders (in such capacities, the “Agent”).

RECITALS

~~A. enGene, enGene USA, each of the several banks and other financial institutions or entities from time to time parties thereto, and Agent are party to that certain Loan and Security Agreement, dated as of December 30, 2021 (as the same may have been amended, modified, supplemented or restated from time to time, the “Existing Loan and Security Agreement”).~~

A.
~~B.~~ Immediately prior ~~or~~to the Second Amendment Closing Date (as defined below), there are ~~Existing~~ Term Loan Advances (as defined below), the outstanding ~~under the Existing Loan and Security Agreement in the aggregate principal amount of Eight Million, Six Hundred Forty-Two Thousand, Three Hundred and Fifty-Three and 01/100 Dollars ($8,642,353.01).~~ amount of which, in aggregate with accrued and unpaid interest at the Term Loan PIK Interest Rate, equals Twenty-Three Million Fifty-Two Thousand Six Hundred Sixty-Seven Dollars and Fifty-Five Cents ($23,052,667.55).
B.
~~C.~~ Borrower desires to obtain financing (i) in order to refinance the ~~Existing~~ Term Loan Advances (as defined below) and pay related fees and expenses in connection with this Agreement and (ii) for working capital and general corporate purposes permitted pursuant to the terms of this Agreement.
C.
~~D.~~ Borrower has accordingly requested that the Lenders make available to Borrower up to ~~three~~five (~~3~~5) tranches of term loans in an aggregate principal amount of up to ~~Fifty~~One Hundred Twenty-Five Million Dollars ($~~50,000,000.00~~125,000,000.00) (the “2026 Term Loans”) for the purposes stated above.

~~E. The parties hereto desire to amend and restate the Existing Loan and Security Agreement (without novation) upon the terms and subject to the conditions set forth herein to provide for the Term Commitment and to terminate the Existing Term Loan Commitments (as defined below).~~

D.
~~F.~~ The Lenders are willing to make the 2026 Term Loans and so amend ~~and restate the Existing Loan and Security~~this Agreement (without novation) on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, Borrower, Agent and Lenders agree as follows:

SECTION 1.
DEFINITIONS AND RULES OF CONSTRUCTION
1.1
Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“2026 Interest-Only Extension Conditions” shall mean satisfaction of each of the following events, after the Second Amendment Closing Date: (a) no Default or Event of Default shall have occurred and be continuing; and (b) Borrower has achieved the Approval Milestone on or prior to December 15, 2027.

“2026 Maximum Term Loan Amount” means One Hundred Twenty-Five Million Dollars ($125,000,000.00).

“2026 Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a 2026 Term Loan Advance to the Borrower in a principal amount not to exceed the amount set forth under the heading “2026 Tranche 1 Commitment”, “2026 Tranche 2 Commitment”, “2026 Tranche 3 Commitment”, “2026 Tranche 4 Commitment”, or the “2026 Tranche 5 Commitment”, as the case may be, opposite such Lender’s name on Schedule 1.1.

“2026 Term Loan Advance” means the 2026 Tranche 1 Advances, 2026 Tranche 2 Advances, 2026 Tranche 3 Advances, 2026 Tranche 4 Advances, 2026 Tranche 5 Advances and any other 2026 Term Loan funds advanced under this Agreement.

“2026 Term Loan Amortization Date” means January 1, 2029, provided, however, if the 2026 Interest-Only Extension Conditions are satisfied, the “2026 Term Loan Amortization Date” shall mean January 1, 2030; provided that if such day is not a Business Day, the 2026 Term Loan Amortization Date shall be the immediately subsequent Business Day.

“2026 Term Loan Cash Interest Rate” means for any day a per annum rate of interest equal to the greater of either (i) (x) the Prime Rate plus (y) two and one quarter of one percent (2.25%), and (ii) nine and one quarter of one percent (9.25%).

“2026 Term Loan Maturity Date” means January 1, 2030; provided that if such day is not a Business Day, the 2026 Term Loan Maturity Date shall be the immediately subsequent Business Day.

“2026 Tranche” means the 2026 Tranche 1 Advance, the 2026 Tranche 2 Advance, the 2026 Tranche 3 Advance, the 2026 Tranche 4 Advance, and/or the 2026 Tranche 5 Advance, as applicable.

“2026 Tranche 1 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a 2026 Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading 2026 Tranche 1 Commitment opposite such Lender’s name on Schedule 1.1.

“2026 Tranche 1 Facility Charge” means one-half of one percent (0.50%) of the principal amount of 2026 Tranche 1 Advance advanced hereunder, which is payable to Lenders in accordance with Section 4.2(g).

“2026 Tranche 2 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a 2026 Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading 2026 Tranche 2 Commitment opposite such Lender’s name on Schedule 1.1.

“2026 Tranche 2 Draw Period” is the period of time commencing upon the occurrence of the Clinical Milestone and continuing through March 31, 2027.

“2026 Tranche 2 Facility Charge” means three quarters of one percent (0.75%) of the principal amount of 2026 Tranche 2 Advance advanced hereunder, which is payable to Lenders in accordance with Section 4.2(h).

“2026 Tranche 3 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a 2026 Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading 2026 Tranche 3 Commitment opposite such Lender’s name on Schedule 1.1.

“2026 Tranche 3 Draw Period” is the period of time commencing upon the occurrence of the Approval Milestone and continuing through the earlier to occur of (a) ninety (90) days following the occurrence of the Approval Milestone and (b) December 15, 2027.

“2026 Tranche 3 Facility Charge” means three quarters of one percent (0.75%) of the principal amount of 2026 Tranche 3 Advance advanced hereunder, which is payable to Lenders in accordance with Section 4.2(i).

“2026 Tranche 4 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a 2026 Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading 2026 Tranche 4 Commitment opposite such Lender’s name on Schedule 1.1.

“2026 Tranche 4 Draw Period” is the period of time commencing upon the occurrence of the Commercial Milestone and continuing through the earlier of (a) ninety (90) days following the occurrence of the Commercial Milestone and (b) December 15, 2028.

“2026 Tranche 4 Facility Charge” means three quarters of one percent (0.75%) of the principal amount of 2026 Tranche 4 Advance advanced hereunder, which is payable to Lenders in accordance with Section 4.2(j).

“2026 Tranche 5 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a 2026 Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading 2026 Tranche 5 Commitment opposite such Lender’s name on Schedule 1.1.

“2026 Warrant” means collectively, each warrant entered into in connection with a 2026 Term Loan Advance pursuant to the terms hereof and with a per share exercise price equal to the three-day volume weighted average price for the three (3) Trading Days preceding the Second Amendment Closing Date, as may be amended, restated or modified from time to time.

“Account Control Agreement(s)” means any agreement entered into by and among the Agent, Borrower and a third party bank or other institution (including a Securities Intermediary (as defined in the UCC or the PPSA (including the Civil Code))) in which Borrower maintains a Deposit Account or an account holding Investment Property and which perfects and renders opposable Agent’s first priority security interest, hypothec and Lien in the subject account or accounts and pursuant to which “control” (as defined in the UCC or the PPSA (including the Civil Code), as applicable) is granted to the Agent.

“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit H, which account numbers shall be redacted for security purposes if and when filed publicly by the Borrower.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business, line of business or division or other unit of operation of a Person, (b) the acquisition of fifty percent (50.00%) or more of the Equity Interests of any Person, whether or not involving a merger, amalgamation, consolidation, or similar transaction with such other Person, or otherwise causing any Person to become a Subsidiary of Borrower, or (c) the acquisition of, or the right to use, develop or sell (in each case, including through licensing), any product, product line or Intellectual Property of or from any other Person.

“Advance(s)” means a Term Loan Advance and/or 2026 Term Loan Advance, as applicable.

“Advance Date” means the funding date of any Advance.

“Advance Request” means a request for an Advance submitted by Borrower to Agent in substantially the form of Exhibit A, which account numbers shall be redacted for security purposes if and when filed publicly by the Borrower.

“Affiliate” means any Person (a) ~~any Person~~ that directly or indirectly controls, is controlled by, or is under common control with the Person in question, (b) ~~any Person~~ directly or indirectly owning, controlling or holding with power to vote fifteen percent (15.00%) or more of the outstanding voting securities of another Person, (c) ~~any Person~~ fifteen percent (15.00%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by another Person with power to vote such securities, or (d) ~~any Person~~ related by blood or marriage to any Person described in subsection (a), (b) or (c) of this paragraph. As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Amended and Restated Loan and Security Agreement, as amended from time to time.

“Amortization Date” means July 1, 2025; provided however, if the First Interest-Only Extension Conditions are satisfied, then “Amortization Date” shall mean January 1, 2026; and provided further however, if the Second Interest-Only Extension Conditions are satisfied, then “Amortization Date” shall mean July 1, 2026~~.~~

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Act (Canada) and other similar legislation in any other jurisdictions.

“Anti-Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, the laws administered by OFAC, Part II.1., Part XII.2 and section 354 of the Criminal Code (Canada), the Special Economic Measures Act (Canada), the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism, the United Nations Act (Canada) and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act.

“Approved Fund” means any (i) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (ii) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (i) and that, with respect to each of the preceding clauses (i) and (ii), is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Approval Milestone” means satisfaction of each of the following events: (a) no Default or Event of Default shall have occurred and be continuing; and (b) Borrower has delivered evidence satisfactory to Agent in its reasonable discretion, that Borrower has received, on or prior to December 31, 2027, FDA approval for the commercialization of detalimogene for the treatment of BCG-unresponsive NMIBC, with a label claim that is generally consistent with that sought in Borrower’s filing of its Biologics License Application with the FDA, and which supports the planned commercialization strategy and outlook, subject to the Agent’s reasonable verification.

“Bankruptcy Code” means the federal bankruptcy law of the United States as from time to time in effect, currently as Title 11 of the United States Code. Section references to current sections of the Bankruptcy Code shall refer to comparable sections of any revised version thereof if section numbering is changed.

“BCG-nonresponsive NMIBC” means NMIBC that is not responsive to Bacille Calmette-Guérin (BCG) treatment.

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list, or (f) any “designated person”, “politically exposed foreign person” or “terrorist group” as described in any Anti-Terrorism Laws.

“Board of Directors” means, with respect to any Person that is a corporation, its board of directors, with respect to any Person that is a limited liability company, its board of managers, board of members or similar governing body, and with respect to any other Person that is another form of a legal entity, such Person’s governing body in accordance with its Certificate or Articles of Incorporation (as applicable), bylaws, or shareholders’ agreement.

“Borrower Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold by Borrower or which Borrower intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by Borrower since its incorporation.

“Borrower’s Books” means Borrower’s or any of its Subsidiaries’ books and records including ledgers, federal, state, provincial, territorial, local and foreign tax returns, records regarding Borrower’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of California or in Montréal, Québec, are closed for business.

“Canadian Defined Benefit Plan” means any Canadian Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Canadian Multi-Employer Plan” means any “multi-employer plan” as defined in subsection 147.1(1) of the Income Tax Act (Canada) or any “multi-employer pension plan” as defined in the Pension Benefits Act (Ontario) or equivalent definition in any other provincial pension legislation to which any Borrower or Subsidiary makes or is obligated to make contributions.

“Canadian Pension Event” means (a) the whole or partial withdrawal of a Borrower or Subsidiary from a Canadian Multi–Employer Plan during a plan year, (b) the filing of a notice of intent to terminate in whole or in part a Canadian Pension Plan, (c) the institution of proceedings by any governmental authority to terminate in whole or in part or have a trustee appointed to administer a Canadian Pension Plan or (d) any other event or condition which could reasonably be expected to constitute grounds for the termination or winding up of, or the partial termination or winding up of, or the appointment of trustee to administer, any Canadian Pension Plan, or (e) the creation of a Lien in respect of a Borrower or Subsidiary under a Canadian Pension Plan or a Canadian Multi-Employer Plan (other than a Permitted Lien).

“Canadian Pension Plan” means any “registered pension plan” as defined in subsection 248(1) of the Income Tax Act (Canada) or any pension plan that is covered by the applicable pension standards laws of any jurisdiction in Canada, including the Pension Benefits Act (Ontario), in each case that is maintained, sponsored or funded by a Borrower or Subsidiary or pursuant to which any such Person has, or will have, any liability or contingent liability, other than a Canadian Multi-Employer Plan, whether existing on the Closing Date or which would be considered a Canadian Pension Plan if assumed, adopted or otherwise participated in or contributed to by a Borrower or Subsidiary thereafter.

“Canadian Security Agreement” means the Canadian Security Agreement dated as of the Closing Date between Borrower and Agent, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Cash” means all cash, cash equivalents and liquid funds, in each case, excluding Digital Assets.

“Change in Control” means (i) any reorganization, recapitalization, consolidation, amalgamation, or merger (or similar transaction or series of related transactions) of Borrower, (ii) sale, transfer or exchange of outstanding shares (or similar transaction or series of related transactions) of Borrower, or (iii) any sale or transfer of all or substantially all of the Borrower’s undertaking and assets to another corporation or entity, in each case, as a result of which (a) Holdings shall fail to own and control, of record and beneficially, directly or indirectly, one hundred percent (100%) each class of the Equity Interests of enGene or enGene USA entitled to vote in the election of members of the Board of Directors of enGene or enGene USA free and clear of all Liens (other than Permitted Liens) or (b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), but excluding (1) any employee benefit plan of Borrower or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (2) the holders of Borrower’s outstanding Equity Interests immediately before consummation of such transaction or series of related transactions, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than forty-nine percent (49%) of the voting power of the outstanding Equity Interests of Borrower entitled to vote in the election of members of the Board of Directors (or equivalent governing body) of Borrower (on a fully diluted basis), in each case without regard to whether Borrower is the surviving entity.

“Civil Code” means the Civil Code of Québec, as amended.

“Clinical Milestone” means satisfaction of each of the following events, after the Second Amendment Closing Date, but on or prior to March 31, 2027: (a) no Default or Event of Default shall have occurred or be continuing; and (b) delivery by the Borrower of written notice to Agent that Borrower has achieved the protocol specified primary endpoints from the clinical evaluation of EG-70 in the Phase 2 LEGEND clinical study (NCT04752722) in patients with BCG-nonresponsive NMIBC, which taken together with other secondary endpoints and overall safety profile, support the filing of a Biologics License Application with the FDA as the next immediate step in development, subject to the Agent’s reasonable verification (including supporting documentation reasonably requested by Agent).

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commercial Milestone” means satisfaction of each of the following events: (a) no Default or Event of Default shall have occurred and be continuing; and (b) the delivery by Borrower of financial statements pursuant to Section 7.1(a) hereof to Agent, evidencing that Borrower has achieved Net Product Revenue in an amount equal to or greater than Forty Million Dollars ($40,000,000.00) for a trailing six (6) month period ending after the Second Amendment Closing Date, but on or prior to November 30, 2028, subject to the Agent’s reasonable verification (including supporting documentation reasonably requested by Agent).

“Commercial Revenue Forecast” means financial projections approved by the Board of Directors of Borrower delivered to Agent in writing pursuant to Section 7.1(h) of this Agreement, which may be updated from time to time thereafter, in all cases, in form and substance reasonably acceptable to Agent.

“Competitor” means any Person that is, as of any applicable date of determination, an operating company directly and primarily engaged in substantially similar business operations as Borrower or any of its Subsidiaries (or, to the actual knowledge of Agent or any Lender any direct majority owner thereof); provided, however, that in no event shall any Lender as of the Closing Date or any bona-fide debt investment fund or investment vehicles that are primarily engaged in making, purchasing or otherwise investing in portfolios of commercial loans, and similar extensions of credit in the ordinary course of business, that is a passive investor in or is a lender to any Person that would otherwise constitute a Competitor, be deemed to be a Competitor.

“Compliance Certificate” means a certificate in the form attached hereto as Exhibit E.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity or future swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement ~~designated~~designed to protect a Person against fluctuation in interest rates, currency exchange rates or commodity or future prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States of America, any State thereof, of Canada or of any other country.

“Deed of Hypothec” means (i) the Deed of Hypothec dated as of December 23, 2021 between enGene and Agent, as the same may from time to time be amended, restated, modified or otherwise supplemented, (ii) the Deed of Hypothec dated on or about the Closing Date between enGene and Agent, as the same may from time to time be amended, restated, modified or otherwise supplemented, (iii) the Deed of Hypothec dated on or about the Closing Date between Holdings and Agent, as the same may be from time to time be amended, restated, modified or otherwise supplemented ~~and~~, (iv) the Deed of Hypothec dated on or about the Second Amendment Closing Date between enGene and Agent, as the same may be from time to time be amended, restated, modified or otherwise supplemented, (v) the Deed of Hypothec dated on or about the Second Amendment Closing Date between Holdings and Agent, as the same may be from time to time be amended, restated, modified or otherwise supplemented, and (vi) any other Deed of Hypothec dated after the Closing Date among a Borrower or Subsidiary thereof that exists under the laws of the Province of Québec, has its domicile (within the meaning of the Civil Code) in the Province of Québec, or maintains tangible property situated in the Province of Québec.

“Default” means any event, circumstance or condition that has occurred or exists, that would, with the passage of time or the requirement that notice be given or both, become an Event of Default.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and shall include any checking account, savings account, deposit account, demand account or certificate of deposit; provided that Deposit Accounts shall not include Excluded Accounts.

“Digital Assets” means all cryptocurrencies, virtual currencies, coins, tokens and other digital assets.

“Disqualified Institutions” means, as of any applicable date of determination, (a) Competitors, (b) certain financial institutions and other entities specifically designated by Borrower in writing delivered and reasonably acceptable to Agent prior to the Closing Date, as such list may be updated from time to time after the Closing Date by delivery of any update in writing (which may be via email) by Borrower to Agent and which is reasonably acceptable to Agent, and (b) any Affiliates of the foregoing that are either (i) identified by name in writing by Borrower to Agent from time to time or (ii) clearly identifiable on the basis of such Affiliate’s name.

“Eligible Assignee” means (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund, and (iv) any other Person (other than a natural person) approved by (A) Agent and (B) unless an Event of Default has occurred and is continuing, Borrower (such approval not to be unreasonably withheld, delayed or conditioned and shall be deemed provided unless expressly withheld by Borrower within five (5) Business Days of request therefor); provided that notwithstanding the foregoing, (i) “Eligible Assignee”

shall not include Borrower or any of Borrower’s Affiliates or Subsidiaries, and (ii) unless an Event of Default has occurred and is continuing as of any applicable date of determination, “Eligible Assignee” shall not include any Disqualified Institution.

“Equity Interests” means, with respect to any Person, the capital stock or shares, partnership or limited liability company interest, or other equity securities or equity ownership interests of such Person.

“Exchange Act” means the Securities Exchange Act of 1934 (15 U.S.C. § 77 et seq.).

“Excluded Accounts” means (a) deposit accounts used exclusively for payroll, payroll Taxes and other employee wage and benefit payments to or for the benefit of Borrower’s, or any Subsidiaries’ employees, the funds of which, collectively, shall not exceed the amount to be paid in the ordinary course of business in the then-next payroll cycle and (b) accounts used exclusively for holding security deposits allowed under clause (iv) of the definition of “Permitted Indebtedness” or clause (xv) of the definition of “Permitted Liens”.

“Existing Loan and Security Agreement” is that certain Loan and Security Agreement between enGene, enGene USA, each of the several banks and other financial institutions or entities from time to time parties thereto, and Agent, dated as of December 30, 2021 (as the same may have been amended, modified, supplemented or restated from time to time).

“Existing Term Loan Advances” means the term loan advances made in respect of the Existing Term Loan Commitment, which immediately prior to the Closing Date is in an aggregate principal amount of Eight Million, Six Hundred Forty-Two Thousand, Three Hundred and Fifty-Three and 01/100 Dollars ($8,642,353.01).

“Existing Term Loan Commitments” means, collectively, the obligation of each lender party to the Existing Loan and Security Agreement to make an Existing Term Loan Advance to enGene and enGene USA in a principal amount not to exceed the amount set forth under the heading “Total Commitment” opposite such lender’s name on Schedule 1.1 of the Existing Loan and Security Agreement.

“FDA” means the U.S. Food and Drug Administration or any successor thereto.

“Financial Milestone” means satisfaction of each of the following events: (a) no Default or Event of Default shall have occurred and be continuing; and (b) Borrower has raised at least an amount equal to [***] in unrestricted (including, not subject to any redemption, clawback, escrow or similar encumbrance or restriction) net cash proceeds from one or more bona fide equity financings or other business development transactions, from the Closing Date and prior to December 15, 2024, subject to verification by Agent (including supporting documentation requested by Agent).

“Financing Statements” means, individually or collectively, as the context dictates, UCC Financing Statements and PPSA financing statements, and any similar statements evidencing the grant of a security interest.

“First Interest-Only Extension Conditions” shall mean satisfaction of each of the following events: (a) no Default or Event of Default shall have occurred and be continuing; and (b) Borrower has achieved the Interim Milestone.

“First Amendment” means that certain First Amendment to Amended and Restated Loan and Security Agreement, dated as of the First Amendment Effective Date, by and among Borrower, Lenders, and Agent.

“First Amendment Effective Date” means December 18, 2024.

~~“First Interest-Only Extension Conditions” shall mean satisfaction of each of the following events: (a) no Default or Event of Default shall have occurred and be continuing; and (b) Borrower has achieved the Interim Milestone.~~

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Indebtedness” means indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within ninety (90) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, (d) equity securities of any Person subject to repurchase or redemption other than at the sole option of such Person, (e) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature arising out of purchase and sale contracts, (f) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements (other than those arising in the ordinary course of business), (g) non-contingent obligations to reimburse any bank or Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, and (h) all Contingent Obligations.

“Industrial Designs” means all industrial designs, design patents and other designs (whether registered or unregistered in the United States of America, Canada or any other country or any political subdivision thereof), and all rights corresponding to any of the foregoing.

“Industrial Design License” means any written agreement granting any right with respect to any invention on which an Industrial Design is in existence or an Industrial Design application is pending, in which agreement Borrower now holds or hereafter acquires any interest.

“Initial Facility Charge” means One Hundred Sixty Eight Thousand Seven Hundred Fifty Dollars ($168,750.00), which is payable to the Lenders in accordance with Section 4.1(f).

~~“Initial Test Date” means October 1, 2024; provided however, if the Interim Milestone is achieved, “Initial Test Date” shall mean January 1, 2025; provided further however, if the Financial Milestone is achieved, “Initial Test Date” shall mean July 1, 2025; provided further however, if the Clinical Milestone is achieved, “Initial Test Date” shall mean September 1, 2025.~~

“Initial Performance Covenant Test Date” has the meaning given to it in Section 7.21(b).

“Initial Test Date” means July 1, 2027.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), or any other bankruptcy, liquidation, moratorium, receivership, or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, administration, arrangement, receivership or other similar relief proceedings in the applicable jurisdiction from time to time in effect and affecting the rights of creditors generally.

“Intellectual Property” means all of Borrower’s Copyrights; Trademarks; Patents; Industrial Designs; Licenses; trade secrets and inventions; mask works; Borrower’s applications therefor and reissues, extensions, or renewals thereof; and Borrower’s goodwill associated with any of the foregoing, together with Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Interim Milestone” means satisfaction of each of the following events: (a) no Default or Event of Default shall have occurred and be continuing; and (b) the delivery by Borrower of written notice to Agent that Borrower has conducted an analysis of interim efficacy data from the clinical evaluation of EG-70 in the Phase 2 LEGEND clinical study (NCT04752722) in patients with BCG-nonresponsive NMIBC which supports progression of the study toward its final primary endpoint readout which, if positive, is expected to support the filing of a Biologics License Application with the FDA as the next immediate step in development, subject to Agent’s reasonable verification.

“Intellectual Property Security Agreement” means each Intellectual Property Security Agreement dated as of the Second Amendment Closing Date between Loan Parties and Agent, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Investment” means (a) any beneficial ownership (including stock, partnership, limited liability company interests, or other securities) of or in any Person, (b) any loan, advance or capital contribution to any Person or (c) any Acquisition.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreements” means for each Subsidiary, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit F.

“License” means any Copyright License, Patent License, Industrial Design License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, hypothec, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional or instalment sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan” means the Advances made under this Agreement.

“Loan Documents” means this Agreement, the promissory notes (if any), the ACH Authorization, the Account Control Agreements, the Joinder Agreements, all Financing Statements, the Warrant, 2026 Warrant, the Pledge Agreement, the Deed of Hypothec, the Reaffirmation Agreement, the Canadian Security Agreement, any Intellectual Property Security Agreement, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Market Capitalization” means, for any given date of determination, an amount equal to (a) the average of the daily volume weighted average price of Holdings’ common Equity Interests as reported for each of the five (5) Trading Days preceding such date of determination multiplied by (b) the total number of issued and outstanding shares of Holdings’ Equity Interests that are issued and outstanding on the date of the determination and listed on the Principal Stock Exchange, subject to appropriate adjustment for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period and including any Equity Interests for which the Warrant and/or 2026 Warrant is exercisable if the purchase price for such Equity Interests equals or is less than the price determined pursuant to clause (a) of this definition.

“Market Disruption Event” means any of the following events: (a) any suspension of, or limitation imposed on, trading by the Principal Stock Exchange in shares of Equity Interests of Holdings, or generally with respect to all Equity Interests, during any period or periods aggregating one hour or longer and whether by reason of movements in price exceeding limits permitted by the Principal Stock Exchange or otherwise; or (b) the failure to open of the Principal Stock Exchange or quotation system on which the common Equity Interests of Holdings are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours).

“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of Borrower and its Subsidiaries taken as a whole; or (ii) the ability of Borrower to perform or pay the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or the Lenders to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens.

“Maximum Term Loan Amount” means Fifty Million Dollars ($50,000,000.00).

“Minimum Cash Trigger Event” means the date on which Lenders have made 2026 Term Loan Advances in an aggregate principal amount greater than Twenty-Five Million Dollars ($25,000,000.00).

“Net Product Revenue” means, for any relevant period, Borrower’s net revenue (calculated in accordance with GAAP) generated from the sale of detalimogene (which, for the avoidance of doubt, shall not include royalty or profit sharing revenue, any upfront or milestone-based payments under business development or licensing transactions, or any other non-sale based revenue).

“NMIBC” means nonmuscle invasive bladder cancer.

“Non-Disclosure Agreement” means that certain Non-Disclosure Agreement by and between enGene and Agent dated as of August 19, 2021.

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Original Closing Date” means December 30, 2021.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.

“Patents” means all patents and letters patent of, or rights corresponding thereto, in the United States of America, Canada or in any other country, all registrations and recordings thereof, and all applications for patents or letters patent of, or rights corresponding thereto, in the United States of America, Canada or any other country.

“Permitted Indebtedness” means:

(i)
Indebtedness of Borrower in favor of the Lenders or Agent arising under this Agreement or any other Loan Document;
(ii)
Indebtedness existing on the Closing Date which is disclosed in Schedule 1A;
(iii)
Indebtedness of up to Five Hundred Thousand Dollars ($500,000.00) outstanding at any time secured by a Lien described in clause (vii) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the cost of the Equipment financed with such Indebtedness;
(iv)
Indebtedness to trade creditors incurred in the ordinary course of business (due within 90 days), including such Indebtedness incurred in the ordinary course of business with corporate credit cards in an amount not to exceed Five Hundred Thousand Dollars ($500,000.00) at any time outstanding;
(v)
Indebtedness that also constitutes a Permitted Investment;
(vi)
Subordinated Indebtedness;
(vii)
reimbursement obligations in connection with letters of credit that are secured by Cash and issued on behalf of the Borrower or a Subsidiary thereof in an amount not to exceed Five Hundred Thousand Dollars ($500,000.00) at any time outstanding,
(viii)
other unsecured Indebtedness in an amount not to exceed Five Hundred Thousand Dollars ($500,000.00) at any time outstanding,
(ix)
intercompany Indebtedness as long as each of the Subsidiary obligor and the Subsidiary obligee under such Indebtedness is either a Borrower or a Subsidiary that has executed a Joinder Agreement; and
(x)
extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investment” means:

(i)
Investments existing on the Closing Date which are disclosed in Schedule 1B;
(ii)
(a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof or Canada or any agency or any province thereof maturing within one year from the date of acquisition thereof currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Services, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or

Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least Five Hundred Million Dollars ($500,000,000.00) maturing no more than one year from the date of investment therein, and (d) money market accounts;
(iii)
repurchases of stock from former employees, directors, or consultants of Borrower under the terms of applicable repurchase agreements in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000.00) in any fiscal year, provided that no Event of Default has occurred, is continuing or could exist after giving effect to the repurchases;
(iv)
Investments accepted in connection with Permitted Transfers;
(v)
Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business;
(vi)
Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (vi) shall not apply to Investments of Borrower in any Subsidiary;
(vii)
Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Borrower pursuant to employee stock purchase plans or other similar agreements approved by Borrower’s Board of Directors;
(viii)
Investments consisting of travel advances in the ordinary course of business;
(ix)
Investments by any Borrower in any other Borrower and Investments in newly-formed Subsidiaries, provided that each such newly-formed Subsidiary enters into a Joinder Agreement promptly after its formation by Borrower and execute such other documents and security as shall be reasonably requested by Agent;
(x)
joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the nonexclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate in any fiscal year; and
(xi)
additional Investments that do not exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate.

“Permitted Liens” means:

(i)
Liens in favor of Agent or the Lenders;
(ii)
Liens existing on the Closing Date which are disclosed in Schedule 1C;
(iii)
Liens for taxes, fees, assessments or other governmental charges or levies, either not yet due or being contested in good faith by appropriate proceedings diligently conducted; provided, that Borrower maintains adequate reserves therefor on Borrower’s Books in accordance with GAAP;

(iv)
Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s business and imposed without action of such parties; provided, that the payment thereof is not yet required or is being contested in good faith by appropriate proceedings diligently conducted and, provided further, that Borrower maintains adequate reserves in accordance with GAAP;
(v)
Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder;
(vi)
the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;
(vii)
statutory Liens or statutory deemed trusts in respect of contributions to be made by any Borrower or Subsidiary to a Canadian Pension Plan or a Canadian Multi–Employer Plan that are (i) not yet due, or (ii) immaterial and inadvertently delinquent by any Borrower or Subsidiary as a result of reasonable error, provided that any contribution arrears described in this (ii) are rectified within thirty (30) days of such Borrower or Subsidiary becoming aware thereof;
(viii)
Liens on Equipment or software or other intellectual property constituting purchase money Liens and Liens in connection with capital leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”;
(ix)
Liens incurred in connection with Subordinated Indebtedness;
(x)
leasehold interests in leases or subleases and licenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor;
(xi)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due or are being contested in good faith by appropriate proceedings diligently conducted, provided that Borrower maintains adequate reserves in accordance with GAAP;
(xii)
Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets);
(xiii)
statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms;
(xiv)
easements, zoning restrictions, rights-of-way and similar encumbrances on real (immovable) property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property;
(xv)
(A) Liens on Cash securing obligations permitted under clause (vii) of the definition of Permitted Indebtedness and (B) security deposits in connection with real

(immovable) property leases, the combination of (A) and (B) in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000.00) at any time;
(xvi)
Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i) through (xi) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase; and
(xvii)
Any movable hypothec in favor of landlords in respect of leased premises located in the Province of Québec; provided that such movable hypothec is subordinate to the Liens of the Agent and charges only the corporeal movable property of the Borrower situated in the premises located in the Province of Québec and leased to any one of them and securing only the obligations under the relevant lease; and provided further that the payment thereof is not yet required or is being contested in good faith by appropriate proceedings diligently conducted and, provided further, that Borrower maintains adequate reserves in accordance with GAAP.

“Permitted Transfers” means:

(i)
sales of Inventory in the ordinary course of business;
(ii)
licenses and similar arrangements for the use of Intellectual Property (other than licenses of EG-70 which are the subject of the following paragraph (iii)) in the ordinary course of business that could not result in a legal transfer of title of the licensed property that may be exclusive, in respects other than territory or may be exclusive as to territory but only as to discreet geographical areas outside of the United States of America or Canada in the ordinary course of business;
(iii)
licenses and similar arrangements for the use of EG-70 (x) in connection with indications other than NMIBC (including, without limitation, for avoidance of doubt, a license for the use of EG-70 in the United States of America or Canada in connection with prostate cancer), that may be exclusive, including in respects of territory, (y) in connection with NMIBC entered in the ordinary course of business for use outside of the United States of America and Canada that may be exclusive, and (z) in connection with NMIBC entered in the ordinary course of business for use within in the United States of America and Canada so long as such license is not geographically exclusive; provided, for clarity, such license permitted under this clause (z) may be exclusive in respects other than territory; provided, further, that any license or similar arrangement otherwise permitted under clauses (x), (y) and (z) of this paragraph (iii) could not result in a legal transfer of title of the licensed property;
(iv)
dispositions of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business;
(v)
Transfers of assets from any Borrower to any other Borrower; and
(vi)
other Transfers of assets having a fair market value of not more than Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate in any fiscal year.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, unlimited liability company, institution, other entity or government.

“Pledge Agreement” means the Pledge Agreement, dated as of the Original Closing Date and as amended and restated on the Closing Date, between Borrower and Agent, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Prime Rate” means the lesser of (a) the “prime rate” as reported in The Wall Street Journal or any successor publication thereto and (b) ~~nine~~eight percent (~~9.00~~8.00%).

“Principal Stock Exchange” means the NASDAQ or, if the common Equity Interests of Holdings are not listed on the NASDAQ, the principal national securities exchange or public quotation system on which the common Equity Interests of Holdings are then listed for trading or quoted.

“PPSA” means the Personal Property Security Act (Ontario) and the regulations thereunder, as from time to time in effect; provided, however, if validity, attachment, perfection, enforcement or priority of any Liens in any Collateral in Canada are governed by the personal property security laws of any jurisdiction other than Ontario (including the Civil Code, if such jurisdiction is the Province of Québec), “PPSA” shall mean those personal property security laws in such other jurisdiction (or the Civil Code, if such jurisdiction is the Province of Québec) for the purposes of the provisions hereof or of the other Loan Documents relating to such validity, attachment, perfection, enforcement or priority and for the definitions related to such provisions.

“Reaffirmation Agreement” means that certain Reaffirmation Agreement, dated as of the date hereof, by and among the Borrowers and the Agent.

“Receivables” means (i) all of Borrower’s Accounts, Instruments, Documents (or “documents of title” for purposes of the PPSA), Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.

“Register” has the meaning specified in Section 11.7.

“Required Lenders” means at any time, the holders of more than fifty percent (50.00%) of the sum of the aggregate unpaid principal amount of the Term Loans then outstanding.

“Restricted License” means any material License or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest or other Lien in Borrower’s interest in such License or agreement or any other property, and (b) for which a default under or termination of could interfere with the Agent’s right to sell any Collateral.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person that is the subject of sanctions imposed by any governmental authority of a jurisdiction whose laws apply to this Agreement, (c) any “designated person”, “politically exposed foreign person” or “terrorist group” as described in any Anti-Terrorism Laws, (d) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, or (c) Canada.

“Second Amendment” means that certain Second Amendment to Amended and Restated Loan and Security Agreement, dated as of the Second Amendment Closing Date, by and among Borrower, Lenders, and Agent.

“Second Amendment Closing Date” means January 20, 2026.

“Second Interest-Only Extension Conditions” means the satisfaction of each of the following events: (a) no Default or Event of Default shall have occurred and be continuing; (b) Borrower’s achievement of the Interim Milestone; and (c) Borrower’s achievement of the Clinical Milestone.

“Secured Obligations” means Borrower’s obligations under this Agreement and any Loan Document (other than the Warrants and 2026 Warrants), including any obligation to pay any amount now owing or later arising.

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Agent in its sole discretion and subject to a subordination agreement in form and substance satisfactory to Agent in its sole discretion.

“Subsidiary” means an entity, whether a corporation, partnership, limited liability company, unlimited liability company, joint venture or otherwise, in which Borrower owns or controls, either directly or indirectly, fifty percent (50.00%) or more of the outstanding voting securities, including each entity listed on Schedule 1 hereto.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to the Borrower in a principal amount not to exceed the amount set forth under the heading “Tranche 1 Commitment”, “Tranche 2 Commitment” or “Tranche 3 Commitment”, as the case may be, opposite such Lender’s name on Schedule 1.1.

“Term Loan Advance” means each Tranche 1 Advance, Tranche 2 Advance, Tranche 3 Advance, and any other Term Loan funds advanced under this Agreement.

“Term Loan Cash Interest Rate” means for any day a per annum rate of interest equal to the greater of either (i) (x) the Prime Rate plus (y) three quarters of one percent (0.75%), and (ii) nine and one quarter of one percent (9.25%).

“Term Loan Maturity Date” means January 1, 2028; provided that if such day is not a Business Day, the Term Loan Maturity Date shall be the immediately subsequent Business Day.

“Term Loan PIK Interest Rate” means one and fifteen hundredths percent (1.15%).

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office, the Canadian Intellectual Property Office or in any similar office or agency of the United States of America, any State thereof, Canada, any province or territory thereof, or any other country or any political subdivision thereof.

“Trading Day” means any day on which (a) there is no Market Disruption Event and (b) the Principal Stock Exchange is open for trading; provided that a “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (Eastern time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Tranche” means the Tranche 1 Advance, Tranche 2 Advance and/or the Tranche 3 Advance, as applicable.

“Tranche 1 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading Tranche 1 Commitment opposite such Lender’s name on Schedule 1.1.

“Tranche 2 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading Tranche 2 Commitment opposite such Lender’s name on Schedule 1.1.

“Tranche 3 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading Tranche 3 Commitment opposite such Lender’s name on Schedule 1.1.

“Tranche 3 Facility Charge” means three quarters of one percent (0.75%) of the principal amount of Tranche 3 Advance advanced hereunder, which is payable to Lenders in accordance with Section 4.2(e).

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Unrestricted Cash” means an amount equal to (a) the unrestricted Cash of Borrower maintained in Deposit Accounts located in Canada or the United States in Borrower’s name subject to an Account Control Agreement in favor of Agent; minus (b) the amount of Borrower’s accounts payable under GAAP not paid after the 90th day following the invoice for such account payable.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Warrant” means collectively, each warrant entered into in connection with the Loan and with a per share exercise price equal to the ten-day volume weighted average price for the ten (10) Trading Days preceding the Closing Date, as may be amended, restated or modified from time to time.

1.2
The following terms are defined in the Sections or subsections referenced opposite such terms:

~~Defined Term~~	Section
2026 End of Term Charge	2.6(b)
2026 Term Loans	Recitals
2026 Tranche 1 Advance	2.2.1(a)
2026 Tranche 2 Advance and 2026 Tranche 2 Advances	2.2.1(a)
2026 Tranche 3 Advance and 2026 Tranche 3 Advances	2.2.1(a)
2026 Tranche 4 Advance and 2026 Tranche 4 Advances	2.2.1(a)
2026 Tranche 5 Advance and 2026 Tranche 5 Advances	2.2.1(a)
Agent	Preamble
Assignee	11.14
Borrower	Preamble
Claims	11.11
Collateral	3.1
Confidential Information	11.13
End of Term Charge	2.6(b)
Event of Default	9
Existing End of Term Charge	2.6(a)
Existing Loan and Security Agreement	Recitals
Financial Statements	7.1
Hypothecary Representative	Addendum 3
Indemnified Person	6.3
Lenders	Preamble
Liabilities	6.3
Maximum Rate	2.3
Open Source License	5.10
Participant Register	11.8
Payment Date	2.2(e)
Prepayment Charge	2.5
Process Letter	Addendum 4
Publicity Materials	11.19
Register	11.7
Rights to Payment	3.1
~~Subsequent End of Term Charge~~	~~2.6(b)~~
Tranche 1 Advance	2.2(a)
Tranche 2 Advance	2.2(a)
Tranche 3 Advance	2.2(a)
Transfer	7.8

1.3
Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC; it being understood that (i) any term defined in this Agreement by reference to the UCC shall also have any extended, alternative or analogous meaning given to such term in the PPSA and under other Canadian laws (including, without limitation, the Securities Transfer Act, 2006 (Ontario), the Act respecting the transfer of securities and the establishment of security entitlements (Québec), the Bills of Exchange Act (Canada) and the Depository Bills and Notes Act (Canada)), in all cases for the extension, preservation or betterment of the security and rights of the Agent and the Lenders, (ii) all references in this Agreement to a financing statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under the PPSA, including, without limitation, where applicable, financing change statements and (iii) all references to federal or state securities law of the United States shall be deemed to refer also to analogous federal, provincial and territorial securities laws in Canada. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time. All references in this Agreement or any Annex or Schedule hereto to “through” shall mean “through and including”.
1.4
For purposes of any Collateral located in the Province of Québec or charged by any Deed of Hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall be deemed to include “movable property,” (b) “real property” shall be deemed to include “immovable property” and an “easement” shall be deemed to include a “servitude,” (c) “tangible property” shall be deemed to include “corporeal property,” (d) “intangible property” shall be deemed to include “incorporeal property,” (e) “security interest” “mortgage” and “lien” shall be deemed to include a “hypothec,” “prior claim” and a “resolutory clause”, (f) all references to filing, registering or recording financing statements or other required documents under the UCC, the PPSA or other applicable law shall be deemed to include publication under the Civil Code, and all references to releasing or terminating any Lien shall be deemed to include a release, discharge and mainlevee of a hypothec, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (h) any “right of offset,” “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than Chattel Paper, Documents (or “documents of title” for purposes of the PPSA), Instruments, money and Securities, (j) an “agent” shall be deemed to include a “mandatary”, (k) “construction liens” shall be deemed to include “legal hypothecs”, (l) “joint and several” shall be deemed to include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (o) “easement” shall be deemed to include “servitude”, (p) “priority” shall be deemed to include “prior claim”, (q) “survey” shall be deemed to include “certificate of location and plan”, (r) a “land surveyor” shall be deemed to include an “arpenteur-géomètre”, (s) “state” shall include “province” or “territory”, (t) “fee simple title” shall be deemed to include “absolute ownership” and “ownership” (including ownership under a right of superficies), (u) “accounts” shall include “claims”, (v) “legal title” shall include “holding title on behalf of an owner as mandatory or prete-nom”, (w) “ground lease” shall include “emphyteusis” or a “lease with a right of superficies”, as applicable, (x) “lease” shall include a “leasing contract” and (y) “guarantee” and “guarantor” shall include “suretyship” and “surety”, respectively. The parties hereto confirm that it is their intention that this Agreement and any other Loan Documents be drawn up in the English language only (except if another language is required under any applicable law) and that all other documents contemplated hereunder or thereunder or relating hereto or thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement (sauf si une autre langue est requise en vertu d’une loi applicable). Each of the parties hereto hereby confirms that it was represented by legal counsel and has had the opportunity to negotiate the terms of this Agreement, including the essential stipulations thereof, with the assistance of its legal counsel. Chacune des parties aux présentes confirme qu’elle a été représentée par des conseillers juridiques et a eu l’opportunité de négocier les termes de la présente convention, y compris ses stipulations essentielles, avec l’assistance de ses conseillers juridiques.
1.5
For purposes of the Interest Act (Canada), (i) whenever any interest or fee under any Loan Document is calculated using a rate based on a year of 360 days or 365 days (or such other period that is less than a calendar year), as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days (or such other period that is less than a calendar year), as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365 (or such other period that is less than a calendar year), as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under any Loan Document, and (iii) the rates of interest stipulated in the Loan Documents are intended to be nominal rates and not effective rates or yields.
1.6
All references in the Loan Documents to $ or dollars, unless otherwise specifically indicated, are expressed in lawful money of the United States of America.
SECTION 2.
THE LOAN
2.1
Reserved.
2.2
Term Loan.
(a)
Advances.
(i)
Tranche 1. Subject to the terms and conditions of this Agreement, each Lenders will severally (and not jointly) make, in an amount not to exceed its respective Tranche 1 Commitment, and Borrower agrees to draw, a Term Loan Advance of Twenty

Two Million Five Hundred Thousand Dollars ($22,500,000.00) on the Closing Date (the “Tranche 1 Advance”).
(ii)
Tranche 2. Subject to the terms and conditions of this Agreement and subject to the achievement of the Interim Milestone, prior to the First Amendment Effective Date, Borrower may request and each Lender shall severally (and not jointly) make, in an amount not to exceed its respective Tranche 2 Commitment, an additional Term Loan Advance in an aggregate amount up to Seven Million Five Hundred Thousand Dollars ($7,500,000) (the “Tranche 2 Advance”); provided that the parties hereto agree that the Term Commitments in respect of the Tranche 2 Commitment shall be immediately reduced to Zero Dollars ($0.00) as of the First Amendment Effective Date.
(iii)
Tranche 3. Subject to the terms and conditions of this Agreement, Borrower may request and the Lenders shall severally (and not jointly) make in each case, continuing through the Amortization Date and conditioned on approval by Lenders’ investment committee in its sole and unfettered discretion, one or more additional Term Loan Advances in minimum increments of Five Million Dollars ($5,000,000) (or if less, the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.2(a)(iii)) in an aggregate principal amount up to (x) prior to the First Amendment Effective Date, Twenty Million Dollars ($20,000,000) and (y) from and after the First Amendment Effective Date, Twenty-Seven Million Five Hundred Dollars ($27,500,000) (the “Tranche 3 Advance”).
(b)
Maximum Term Loan Amount. The aggregate outstanding Term Loan Advances shall not exceed the Maximum Term Loan Amount plus, for the avoidance of doubt, any amount equal to the payment-in-kind interest added to principal pursuant to Section 2.2(d)(ii). Each Term Loan Advance of each Lender shall not exceed its respective Term Commitment plus, for the avoidance of doubt, any amount equal to the Term Loan PIK Interest Rate added to principal pursuant to Section 2.2(d)(ii). After repayment, no Term Loan Advance (or any portion thereof) may be reborrowed.
(c)
Advance Request. To obtain a Term Loan Advance, Borrower shall complete, sign and deliver an Advance Request at least one (1) Business Day before the Closing Date with respect to the Tranche 1 Advance and at least five (5) Business Days before any subsequent Advance Date other than the Closing Date to Agent. The Lenders shall fund the Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Term Loan Advance is satisfied as of the requested Advance Date. The proceeds of any Term Loan Advance shall be deposited into an account that is subject to an Account Control Agreement.
(d)
Interest.
(i)
Term Loan Cash Interest Rate. In addition to interest accrued pursuant to the Term Loan PIK Interest Rate, the principal balance outstanding from time to time (including, for the avoidance of doubt, any payment-in-kind interest after it has been added to principal pursuant to Section 2.2(d)(ii)) of each Term Loan Advance shall bear interest at the Term Loan Cash Interest Rate based on a year consisting of three hundred sixty (360) days, with interest computed daily based on the actual number of days elapsed. The Term Loan Cash Interest Rate will float and change on the day the Prime Rate changes from time to time.

(ii)
Term Loan PIK Interest Rate. In addition to interest accrued at the Term Loan Cash Interest Rate pursuant to Section 2.2(d)(i), the principal balance of each Term Loan Advance outstanding from time to time shall bear interest at the Term Loan PIK Interest Rate based on a year consisting of three hundred sixty (360) days, with interest computed daily based on the actual number of days elapsed, which amount shall be added to the outstanding principal balance so as to increase the outstanding principal balance of such Term Loan Advance on each Payment Date for such Advance, and which accrued and unpaid amount shall be payable when the principal amount of the Advance is payable on the earlier of the Term Loan Maturity Date or the date on which the principal balance of the Term Loan Advances is paid in full.
(e)
Payment. Borrower will pay interest on each Term Loan Advance on the first Business Day of each month (each such date, a “Payment Date”), beginning the month after the Advance Date; provided, that all accrued and unpaid interest owed pursuant to the Existing Term Loan Advance shall be paid on the Closing Date. Borrower shall repay the aggregate Term Loan principal balance that is outstanding on the day immediately preceding the Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the Amortization Date and continuing on the first Business Day of each month thereafter until the Term Loan principal balance is repaid. The entire remaining Term Loan principal balance (including any amounts of interest accrued at the Term Loan PIK Interest Rate and added to the outstanding principal balance after the Amortization Date pursuant to Section 2.2(d)(ii)) and all accrued but unpaid interest hereunder, shall be due and payable on the Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. If a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately subsequent Business Day. The Lenders will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization (i) on each Payment Date of all periodic obligations payable to the Lenders under each Term Loan Advance and (ii) out-of-pocket legal fees and costs incurred by Agent or the Lenders in connection with Section 11.12 of this Agreement; provided that, with respect to clause (i) above, in the event that the Lenders or Agent informs Borrower that the Lenders will not initiate a debit entry to Borrower’s account for a certain amount of the periodic obligations due on a specific Payment Date, Borrower shall pay to the Lenders such amount of periodic obligations in full in immediately available funds on such Payment Date; provided, further, that, with respect to clause (i) above, if the Lenders or Agent informs Borrower that the Lenders will not initiate a debit entry as described above later than the date that is three (3) Business Days prior to such Payment Date, Borrower shall pay to the Lenders such amount of periodic obligations in full in immediately available funds on the date that is three (3) Business Days after the date on which the Lenders or Agent notifies Borrower of such; provided, further, that, with respect to clause (ii) above, in the event that the Lenders or Agent informs Borrower that the Lenders will not initiate a debit entry to Borrower’s account for certain amount of such out-of-pocket legal fees and costs incurred by Agent or the Lenders, Borrower shall pay to the Lenders such amount in full in immediately available funds within three (3) Business Days of receipt of a written notice (which may be provided via e-mail) that such payment is due.

2.2.1 2026 Term Loan.

(a)
Advances.
(i)
2026 Tranche 1. Subject to the terms and conditions of this Agreement, on or about the Second Amendment Closing Date, each Lender will severally (and not jointly) make, in an amount not to exceed its respective 2026 Tranche 1 Commitment, and Borrower agrees to draw, a 2026 Term Loan Advance in an original principal amount equal to Twenty Five Million ($25,000,000.00) (the “2026 Tranche 1 Advance”); provided that all or a portion of the 2026 Tranche 1 Advance shall be used to repay in full all of Borrower’s outstanding obligations and liabilities with respect to the Term Loan Advances (including, for the avoidance of doubt, all interest that accrued at the Term Loan PIK Interest Rate), but not including the Existing End of Term Charge.
(ii)
2026 Tranche 2. Subject to the terms and conditions of this Agreement, during the 2026 Tranche 2 Draw Period, Borrower may from time to time request and each Lender shall severally (and not jointly) make, in an aggregate amount not to exceed its respective 2026 Tranche 2 Commitment, up to two (2) 2026 Term Loan Advances in minimum increments of Ten Million Dollars ($10,000,000.00) (or if less, the remaining amount of 2026 Term Loan Advances available to be drawn pursuant to this Section 2.2.1(a)(ii)) in an aggregate principal amount up to Thirty-Five Million Dollars ($35,000,000.00) (each a “2026 Tranche 2 Advance”, and collectively, the “2026 Tranche 2 Advances”).
(iii)
2026 Tranche 3. Subject to the terms and conditions of this Agreement, during the 2026 Tranche 3 Draw Period, Borrower may from time to time request and each Lender shall severally (and not jointly) make, in an aggregate amount not to exceed its respective 2026 Tranche 3 Commitment, up to two (2) 2026 Term Loan Advances in minimum increments of Ten Million Dollars ($10,000,000.00) (or if less, the remaining amount of 2026 Term Loan Advances available to be drawn pursuant to this Section 2.2.1(a)(iii)) in an aggregate principal amount up to Twenty Million Dollars ($20,000,000.00) (each a “2026 Tranche 3 Advance”, and collectively, the “2026 Tranche 3 Advances”).
(iv)
2026 Tranche 4. Subject to the terms and conditions of this Agreement, during the 2026 Tranche 4 Draw Period, Borrower may from time to time request and each Lender shall severally (and not jointly) make, in an aggregate amount not to exceed its respective 2026 Tranche 4 Commitment, up to two (2) 2026 Term Loan Advances in minimum increments of Ten Million Dollars ($10,000,000.00) (or if less, the remaining amount of 2026 Term Loan Advances available to be drawn pursuant to this Section 2.2.1(a)(iv)) in an aggregate principal amount up to Twenty Million Dollars ($20,000,000.00) (each a “2026 Tranche 4 Advance”, and collectively, the “2026 Tranche 4 Advances”).
(v)
2026 Tranche 5. Subject to the terms and conditions of this Agreement, Borrower may from time to time request and each Lender shall severally (and not jointly) make, on or prior to the 2026 Term Loan Amortization Date but only following and conditioned on the approval by the Lenders’ respective investment committees in their sole and unfettered discretion, up to two (2) 2026 Term Loan Advances in minimum increments of Ten Million Dollars ($10,000,000.00) (or if less, the remaining amount of 2026 Term Loan Advances available to be drawn pursuant to this Section 2.2.1(a)(v)) in an aggregate principal amount up to Twenty-Five Million Dollars ($25,000,000.00) (each a “2026 Tranche 5 Advance”, and collectively, the “2026 Tranche 5 Advances”).
(b)
Maximum 2026 Term Loan Amount. The aggregate outstanding 2026 Term Loan Advances shall not exceed the 2026 Maximum Term Loan Amount. Each 2026 Term Loan Advance of each Lender shall not exceed its respective 2026 Term Commitment. After repayment, no 2026 Term Loan Advance (or any portion thereof) may be reborrowed.

(c)
Advance Request. To obtain a 2026 Term Loan Advance, Borrower shall complete, sign and deliver an Advance Request at least one (1) Business Day before the Second Amendment Closing Date with respect to the 2026 Tranche 1 Advance and at least five (5) Business Days before any subsequent Advance Date other than the Second Amendment Closing Date to Agent. The Lenders shall fund the 2026 Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such 2026 Term Loan Advance is satisfied as of the requested Advance Date. The proceeds of any 2026 Term Loan Advance shall be deposited into an account that is subject to an Account Control Agreement.
(d)
2026 Term Loan Cash Interest Rate. The principal balance outstanding from time to time of each 2026 Term Loan Advance shall bear interest at the 2026 Term Loan Cash Interest Rate based on a year consisting of three hundred sixty (360) days, with interest computed daily based on the actual number of days elapsed. The 2026 Term Loan Cash Interest Rate will float and change on the day the Prime Rate changes from time to time.
(e)
Payment. Borrower will pay interest on each 2026 Term Loan Advance on the first Business Day of each month (each such date, a “Payment Date”), beginning the month after the Advance Date. Borrower shall repay the aggregate 2026 Term Loan principal balance that is outstanding on the day immediately preceding the 2026 Term Loan Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the 2026 Term Loan Amortization Date and continuing on the first Business Day of each month thereafter until the 2026 Term Loan principal balance is repaid; provided, however, if the 2026 Interest-Only Extension Conditions are satisfied, the aggregate 2026 Term Loan principal balance shall be due and payable on the 2026 Term Loan Maturity Date. The entire remaining 2026 Term Loan principal balance and all accrued but unpaid interest hereunder, shall be due and payable on the 2026 Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. If a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately subsequent Business Day. The Lenders will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization (i) on each Payment Date of all periodic obligations payable to the Lenders with respect to each 2026 Term Loan Advance and (ii) out-of-pocket legal fees and costs incurred by Agent or the Lenders in connection with Section 11.12 of this Agreement; provided that, with respect to clause (i) above, in the event that the Lenders or Agent informs Borrower that the Lenders will not initiate a debit entry to Borrower’s account for a certain amount of the periodic obligations due on a specific Payment Date, Borrower shall pay to the Lenders such amount of periodic obligations in full in immediately available funds on such Payment Date; provided, further, that, with respect to clause (i) above, if the Lenders or Agent informs Borrower that the Lenders will not initiate a debit entry as described above later than the date that is three (3) Business Days prior to such Payment Date, Borrower shall pay to the Lenders such amount of periodic obligations in full in immediately available funds on the date that is three (3) Business Days after the date on which the Lenders or Agent notifies Borrower of such; provided, further, that, with respect to clause (ii) above, in the event that the Lenders or Agent informs Borrower that the Lenders will not initiate a debit entry to Borrower’s account for certain amount of such out-of-pocket legal fees and costs incurred by Agent or the Lenders, Borrower shall pay to the Lenders such amount in full in immediately available funds within three (3) Business Days of receipt of a written notice (which may be provided via e-mail) that the Lenders will not initiate such debit entry.
2.3
Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to the Lenders an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal; second, after all principal is repaid, to the payment of the Lenders’ accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.
2.4
Default Interest. In the event any payment is not paid on the scheduled payment date, an amount equal to four percent (4.00%) of the past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, upon notice by Agent to Borrower, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section ~~2.2(d)~~2.2.1(d), plus four percent (4.00%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section ~~2.2(d)~~2.2.1(d) or Section 2.4, as applicable.
2.5
Prepayment. At its option, upon at least seven (7) Business Days prior written notice to Agent, Borrower may prepay all, but not less than all, of the outstanding Advances by paying the entire principal balance, all accrued and unpaid interest thereon, together with a prepayment charge equal to the following percentage of the Advance amount being prepaid: with respect to each Advance, if such Advance amounts are prepaid in any of the first twelve (12) months following the Second Amendment Closing Date, three percent (3.00%); if such Advance amounts are prepaid after the date that is twelve (12) months following the Second Amendment Closing Date but on or prior to the date that is twenty four (24) months following the Second Amendment Closing Date, two percent (2.00%); and thereafter, one percent (1.00%) (~~each, a~~the “Prepayment Charge”). Borrower agrees that the Prepayment Charge is a reasonable calculation of the Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances. Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon the occurrence of a Change in Control or any other prepayment hereunder. Notwithstanding the foregoing, Agent and the Lenders agree to waive the Prepayment Charge if Agent and the Lenders (in their sole and absolute discretion) agree in writing to refinance the Advances prior to the 2026 Term Loan Maturity Date. Any amounts paid under this Section shall be applied by Agent to the then unpaid amount of any Secured Obligations (including principal and interest) in such order and priority as Agent may choose in its sole discretion. For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately subsequent Business Day. For the avoidance of doubt, Lender and Agent agree that the application of the proceeds of the Tranche 1 Advance to refinance the outstanding Term Loan ~~Advance made hereunder~~Advances does not constitute a prepayment of the ~~Existing~~ Term Loan Advances and no Prepayment Charge shall be payable ~~on the Closing Date~~in connection therewith.
2.6
End of Term Charge.
(a)
Existing End of Term Charge. On the earliest to occur of (i) ~~July~~January 1, ~~2025~~2028, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay the Lenders a charge of ~~Six~~One Million Two Hundred ~~Ninety Eight~~Thirty-Seven Thousand Five Hundred Dollars ($~~698,500~~1,237,500.00) (the “Existing End of Term Charge”). Notwithstanding the required payment date of such ~~charge~~Existing End of Term Charge, the Existing End of Term Charge shall be deemed earned by Lenders as of the ~~Original~~ Closing Date. For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately subsequent Business Day.
(b)
~~Subsequent~~2026 End of Term Charge. On the earliest to occur of (i) the 2026 Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay the Lenders a charge of five and ~~one-half~~ninety-five hundredths of one percent (~~5.50~~5.95%) of the aggregate amount of all 2026 Term Loan Advances funded (the “~~Subsequent~~2026 End of Term Charge” and together with the Existing End of Term Charge, the “End of Term Charge”). Notwithstanding the required payment date of such ~~Subsequent~~2026 End of Term Charge, the applicable pro rata portion of the ~~Subsequent~~2026 End of Term Charge shall be deemed earned by the Lenders as of ~~each date a Term Loan Advance is made~~the Second Amendment Closing Date. For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately subsequent Business Day.
2.7
Pro Rata Treatment. Each payment (including prepayment) on account of any fee and any reduction of the Term Loan and/or 2026 Term Loans shall be made pro rata according to the 2026 Term Commitments of the relevant Lender.
2.8
Taxes; Increased Costs. The Borrower, the Agent and the Lenders each hereby agree to the terms and conditions set forth on Addendum 1 attached hereto.
2.9
Treatment of Prepayment Charge and End of Term Charge. Borrower agrees that any Prepayment Charge and any End of Term Charge payable shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination, and Borrower agrees that it is reasonable under the circumstances currently existing and existing as of the Closing Date and the Second Amendment Closing Date. The Prepayment Charge and the End of Term Charge shall also be payable in the event the Secured Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, or by any other means. Each Borrower expressly waives (to the fullest extent it may lawfully do so) the provisions of any present or future statute or law that prohibits or may prohibit the collection of the foregoing Prepayment Charge and End of Term Charge in connection with any such acceleration. Borrower agrees (to the fullest extent that each may lawfully do so): (a) each of the Prepayment Charge and the End of Term Charge is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (b) each of the Prepayment Charge and the End of Term Charge shall be payable notwithstanding the then prevailing market rates at the time payment is made; (c) there has been a course of conduct between the Lenders and Borrower giving specific consideration in this transaction for such agreement to pay the Prepayment Charge and the End of Term Charge as a charge (and not interest) in the event of prepayment or acceleration; (d) Borrower shall be estopped from claiming differently than as agreed to in this paragraph. Borrower expressly acknowledges that their agreement to pay each of the Prepayment Charge and the End of Term Charge to the Lenders as

herein described was on the Closing Date and the Second Amendment Closing Date and continues to be a material inducement to the Lenders to provide the 2026 Term Loans.
SECTION 3.
SECURITY INTEREST
3.1
As security for the prompt and complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Borrower grants to Agent a security interest in all of Borrower’s right, title, and interest in, to and under all of Borrower’s personal property and other assets including without limitation the following (except as set forth herein) whether now owned or hereafter acquired (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles ~~(other than Intellectual Property)~~ and “intangibles” (for purposes of the PPSA) ~~(other than Intellectual Property); (e~~; (e) Intellectual Property; (f) Inventory; (~~f~~g) Investment Property; (~~g~~h) Deposit Accounts; (~~h~~i) Cash; (~~i~~j) Goods; and (k) all other tangible and intangible personal property of Borrower whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located, and any of Borrower’s property in the possession or under the control of Agent; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing~~; provided, however, that the Collateral shall include all Accounts and General Intangibles (and “intangibles” for purposes of the PPSA) that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the date of this Agreement, include the Intellectual Property to the extent necessary to permit perfection of Agent’s security interest in the Rights to Payment.~~.
3.2
Notwithstanding the broad grant of the security interest set forth in Section 3.1, above, the Collateral shall not include any (a) nonassignable licenses or contracts, which by their terms require the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406, 9407 and 9408 of the UCC or the PPSA)~~.~~ and (b) any “intent to use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, provided, that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use of an intent-to-use trademark application pursuant to 15 U.S.C. Section 1060(a) (or any successor provision) such intent-to-use application shall constitute Collateral.
SECTION 4.
CONDITIONS PRECEDENT TO LOAN

The obligations of the Lenders to make the Loan hereunder are subject to the satisfaction by Borrower of the following conditions:

4.1
Initial Advance. On or prior to the Closing Date, Borrower shall have delivered to Agent the following:
(a)
executed copies of the Loan Documents and all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated hereby or to confirm and ratify, create and/or perfect the Liens of Agent with respect to all Collateral, in all cases in form and substance reasonably acceptable to Agent;

(b)
a legal opinion of Borrower’s U.S. and Canadian counsel in form and substance reasonably acceptable to Agent;
(c)
certified copy of resolutions of each Borrower’s Board of Directors and, evidencing approval of (i) the Loan and other transactions evidenced by the Loan Documents (including the Warrant), (ii) authorizing a specified person or persons to execute the Loan Documents to which it is a party on its behalf, (iii) authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including, if relevant, any Advance Request or other relevant notice) to be signed and/or dispatched by it under or in connection with the Loan Documents to which it is a party, and (iv) acknowledging that the Board of Directors are acting for a proper purpose and that the Loan Documents are in the best interests of that Borrower and for its commercial benefit;
(d)
certified copies of the Certificate of Incorporation, the Bylaws and other organizational documents, as amended through the Closing Date, of each Borrower;
(e)
a certificate of good standing (or equivalent) for each Borrower from its jurisdiction of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified could have a Material Adverse Effect;
(f)
payment of all accrued and unpaid interest, fees and other expenses under the Existing Loan and Security Agreement, the Initial Facility Charge and reimbursement of Agent’s and the Lenders’ current expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance;
(g)
all certificates of insurance and copies of each insurance policy required hereunder;
(h)
(i) the certificates representing the Equity Interests required to be pledged pursuant to the Pledge Agreement and/or the Deed of Hypothec, together with an undated stock power or similar instrument of transfer for each such certificate endorsed in blank by a duly authorized officer of the pledgor thereof, and (ii) each material debt instrument (if any) endorsed (without recourse) in blank (or accompanied by an transfer form endorsed in blank) by the pledgor thereof required to be pledged to Agent under the Pledge Agreement;
(i)
a perfection certificate duly executed by Borrower;
(j)
[Reserved];
(k)
[Reserved];

~~(j) a closing certificate duly executed by Borrower’s Chief Executive Officer, Chief Financial Officer or Chief Technology Officer, certifying that immediately prior to the initial Advance, Borrower shall have Unrestricted Cash in an amount equal to or greater than Sixty Seven Million Dollars ($67,000,000);~~

~~(k) a payoff letter from BDC Capital Inc. and evidence that all Indebtedness of Borrower and/or its Subsidiaries owing to BDC Capital Inc. has been indefeasibly repaid in full in cash, and all Liens securing such Indebtedness have been terminated;~~

(l)
such other documents as Agent may reasonably request.

4.2
All Advances. On each Advance Date:
(a)
Agent shall have received (i) an Advance Request for the relevant Advance as required by Section ~~2.2(c)~~2.2.1(c), each duly executed by Borrower’s Chief Executive Officer, Chief Financial Officer or Chief Technology Officer, and (ii) any other documents Agent may reasonably request.
(b)
[reserved].
(c)
The representations and warranties set forth in this Agreement shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.
(d)
Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Event of Default shall have occurred and be continuing.
(e)
Each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in paragraphs (b) and (c) of this Section 4.2 and as to the matters set forth in the Advance Request.
(f)
[reserved].
(g)
With respect to the 2026 Tranche 1 Advance made available on such Advance Date, the Borrower shall have paid the 2026 Tranche 1 Facility Charge calculated based on the principal amount then being advanced.
(h)
With respect to any 2026 Tranche 2 Advance made available on such Advance Date, the Borrower shall have paid the 2026 Tranche 2 Facility Charge calculated based on the principal amount then being advanced.
(i)
~~(f)~~ With respect to any 2026 Tranche 3 Advance made available on such Advance Date, the Borrower shall have paid the 2026 Tranche 3 Facility Charge calculated based on the principal amount then being advanced.
(j)
With respect to any 2026 Tranche 4 Advance made available on such Advance Date, the Borrower shall have paid the 2026 Tranche 4 Facility Charge calculated based on the principal amount then being advanced.
(k)
~~(g)~~ As further conditions to each Advance, on the applicable Advance Date, if not previously delivered, (i) the Borrower shall have delivered to Agent a copy of the 2026 Warrant required to be issued to each Lender, or ~~it’s~~its designee, that is making a 2026 Term Loan Advance on such date, in each case substantially in the form of the 2026 Warrant in respect of the 2026 Tranche 1 Advances that is to be delivered on or after the Second Amendment Closing Date in accordance with Section ~~4.1 hereof (the “Closing Date~~4.2 of the Second Amendment. Each 2026 Warrant~~”), each Warrant representing~~ delivered by Borrower to Lenders represents the right to purchase a number of Holdings common Equity Interests equal to (A) ~~2.0~~one and one-half percent (1.50%) of the aggregate principal amount of the applicable Advance, divided by (B) the Exercise Price, and exercisable for seven (7) years from the date of issuance; provided that any changes or other deviations from ~~the~~such terms ~~of such Closing Date~~

~~Warrant~~ shall be in form and substance reasonably acceptable to Agent, (ii) the Borrower shall have delivered to Agent a certified copy of resolutions of Holdings’ Board of Directors evidencing approval of such ~~additional~~2026 Warrant and underlying Holdings common Equity Interests, and (iii) the Agent shall have received a legal opinion of Borrower’s Canadian counsel in respect of such ~~additional~~2026 Warrant and underlying Holdings common Equity Interests in form and substance reasonably acceptable to Agent. For purposes of this Section 4.2(~~g~~k) “Exercise Price” shall mean $~~7.21~~9.18, as such number may be adjusted from time to time in accordance with the terms of the ~~Closing Date~~2026 Warrant.
4.3
No Default. As of the Closing Date and each Advance Date, (i) no fact or condition exists that could (or could, with the passage of time, the giving of notice, or both) constitute an Event of Default and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.
4.4
Post-Closing Obligations. Notwithstanding any provision herein or in any other Loan Document to the contrary, to the extent not actually delivered on or prior to the Closing Date,
(a)
Borrower shall, within thirty (30) days of the Closing Date (or such later date as agreed to by the Agent in its sole discretion) deliver insurance endorsements as required pursuant to Section 6.2; and
(b)
Borrower shall use commercially reasonable efforts to deliver within forty-five (45) days of the Closing Date (or such later date as agreed to by the Agent in its sole discretion) a duly executed landlord consent for 4868 Rue Levy, Suite 220, Saint-Laurent, Quebec, H4R 2P1 Canada.
SECTION 5.
REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower represents and warrants that:

5.1
Corporate Status. Borrower is a corporation duly organized, legally existing and in good standing under the laws its jurisdiction of incorporation, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect. Borrower’s present name, former names (if any), locations, place of formation, Tax identification number, organizational identification number and other information are correctly set forth in Exhibit B, as may be updated by Borrower in a written notice (including any Compliance Certificate) provided to Agent after the Closing Date.
5.2
Collateral. Borrower owns the Collateral ~~and the Intellectual Property~~, free of all Liens, except for Permitted Liens. Borrower has the power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations.
5.3
Consents. Borrower’s execution, delivery and performance of this Agreement and all other Loan Documents, and Borrower’s execution of the Warrant and 2026 Warrant, (i) have been duly authorized by all necessary corporate action of Borrower, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of Borrower’s Certificate or Articles of Incorporation (as applicable), bylaws, shareholders’ agreement, or any, law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject and (iv) except as described on Schedule 5.3, do not violate any material contract or agreement or require the consent or approval of any other Person which has not already been obtained. The individual or individuals executing the Loan Documents and the Warrant and 2026 Warrant are duly authorized to do so.
5.4
Material Adverse Effect. No event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing. Borrower is not aware of any event likely to occur that is reasonably expected to result in a Material Adverse Effect.
5.5
Actions Before Governmental Authorities. There are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of Borrower, threatened in writing against or affecting Borrower or its property, that is reasonably expected to result in a Material Adverse Effect.
5.6
Laws. Neither Borrower nor any of its Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to result in a Material Adverse Effect. Borrower is not in default in any manner under any provision of any agreement or instrument evidencing Indebtedness, or any other agreement to which it is a party or by which it is bound where such default is reasonably expected to result in a Material Adverse Effect.

Neither Borrower nor any of its Subsidiaries is an “investment company,” a company that would be an “investment company” except for the exclusion from the definition of “investment company” in Section 3(c) of the Investment Company Act of 1940, as amended (the “1940 Act”), or a company “controlled” by an “investment company” under the 1940 Act. Neither Borrower nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act and similar legislation of Canada. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither Borrower’s nor any of its Subsidiaries’ properties or assets has been used by Borrower or such Subsidiary or, to Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Borrower and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary to continue their respective businesses as currently conducted.

None of Borrower, any of its Subsidiaries, or, to knowledge of Borrower, any of Borrower’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. None of Borrower, any of its Subsidiaries, or to the knowledge of Borrower, any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. None of the funds to be provided under this Agreement will be used, directly or indirectly, (a) for any activities in violation of any applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations laws and regulations or (b) for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended or the Corruption of Foreign Public Officials Act (Canada), as amended.

5.7
Information Correct and Current. No information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of Borrower to Agent in connection with any Loan Document or included therein or delivered pursuant thereto contained, or, when taken as a whole, contains or will contain any material misstatement of fact or, when taken together with all other such information or documents, omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by Borrower to Agent, whether prior to or after the Closing Date, shall be (i) provided in good faith and based on the most current data and information available to Borrower, and (ii) as of the date of delivery, the most current of such projections provided to Borrower’s Board of Directors.
5.8
Tax Matters. Except as described on Schedule 5.8, (a) Borrower and its Subsidiaries have filed all federal, state, provincial and material territorial income Tax returns and other material Tax returns that they are required to file, (b) Borrower and its Subsidiaries have duly paid all federal, state, provincial and territorial income Taxes and other material Taxes or installments thereof that they are required to pay, except Taxes being contested in good faith by appropriate proceedings and for which Borrower and its Subsidiaries maintain adequate reserves in accordance with GAAP, and (c) to the best of Borrower’s knowledge, no proposed or pending Tax assessments, deficiencies, audits or other proceedings with respect to Borrower or any Subsidiary have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
5.9
Intellectual Property Claims. Borrower is the sole owner of, or otherwise has the right to use, the Intellectual Property material to Borrower’s business. Except as described on Schedule 5.9, (i) each of the material Copyrights, Trademarks, Patents and Industrial Designs owned by Borrower is valid and enforceable, (ii) no material part of such Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (iii) no written claim has been made to Borrower that any material part of such Intellectual Property violates the rights of any third party. Except as described on Schedule 5.9, to the best knowledge of Borrower (i) each of the material Copyrights, Trademarks, Patents and Industrial Designs licensed for use by Borrower from third party licensors is valid and enforceable, (ii) no material part of such Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (iii) no written claim has been made to Borrower that any material part of such Intellectual Property violates the rights of any third party. Exhibit C is a true, correct and complete list of each of Borrower’s Patents, Industrial Designs, registered Trademarks, registered Copyrights, and material agreements under which Borrower licenses Intellectual Property from third parties (other than shrink-wrap software licenses), together with application or registration numbers, as applicable, owned by Borrower or any Subsidiary, in each case as of the Closing Date. Borrower is not in material breach of, nor has Borrower failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to Borrower’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder.

5.10
Intellectual Property. Except as described on Schedule 5.10, Borrower has all material rights with respect to Intellectual Property necessary or material in the operation or conduct of Borrower’s business as currently conducted and proposed to be conducted by Borrower. Without limiting the generality of the foregoing, and in the case of Licenses, except for restrictions that are unenforceable under Division 9 of the UCC, Borrower has the right, to the extent required to operate Borrower’s business, to freely transfer, license or assign Intellectual Property necessary or material in the operation or conduct of Borrower’s business as currently conducted and proposed to be conducted by Borrower, without condition, restriction or payment of any kind (other than license payments in the ordinary course of business) to any third party, and Borrower owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are material to Borrower’s business and used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Borrower Products except customary covenants in inbound license agreements and equipment leases where Borrower is the licensee or lessee. Borrower is not a party to, nor is it bound by, any Restricted License.

No material software or other materials used by Borrower or any of its Subsidiaries (or used in any Borrower Products or any Subsidiaries’ products) are subject to an open-source or similar license (including but not limited to the General Public License, Lesser General Public License, Mozilla Public License, or Affero License) (collectively, “Open Source Licenses”) in a manner that would cause such software or other materials to have to be (i) distributed to third parties at no charge or a minimal charge (royalty-free basis); (ii) licensed to third parties to modify, make derivative works based on, decompile, disassemble, or reverse engineer; or (iii) used in a manner that could require disclosure or distribution in source code form.

5.11
Borrower Products. Except as described on Schedule 5.11, no Intellectual Property owned by Borrower or Borrower Product has been or is subject to any actual or, to the knowledge of Borrower, threatened in writing, litigation, proceeding (including any proceeding in the United States Patent and Trademark Office, the Canadian Intellectual Property Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner Borrower’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates Borrower to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of Borrower or Borrower Products. Borrower has not received any written notice or claim, or, to the knowledge of Borrower, oral notice or claim, challenging or questioning Borrower’s ownership in any Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to Borrower’s knowledge, is there a reasonable basis for any such claim. Neither Borrower’s use of its Intellectual Property nor the production and sale of Borrower Products infringes the Intellectual Property or other rights of others.
5.12
Financial Accounts. Exhibit D, as may be updated by the Borrower in a written notice provided to Agent after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which Borrower or any Subsidiary maintains Deposit Accounts and (b) all institutions at which Borrower or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. Neither Borrower nor any Subsidiary owns or holds any Digital Assets.
5.13
Employee Loans. Borrower has no outstanding loans to any employee, officer or director of the Borrower nor has Borrower guaranteed the payment of any loan made to an employee, officer or director of the Borrower by a third party.
5.14
Capitalization and Subsidiaries. Borrower’s capitalization as of the Closing Date is set forth on Schedule 5.14 annexed hereto. Borrower does not own any Equity Interests, stock, partnership interest or other securities of any Person, except for Permitted Investments. Attached as Schedule 5.14, as may be updated by Borrower in a written notice provided after the Closing Date, is a true, correct and complete list of each Subsidiary.
5.15
Canadian Pension Matters. No Borrower or Subsidiary maintains, administers, sponsors, contributes to, or otherwise has any liability or contingent liability in respect of any Canadian Defined Benefit Plan or, any Canadian Multi-Employer Plan that contains a “defined benefit provision”, as such term is defined in Section 147.1(1) of the Income Tax Act (Canada). Each Canadian Pension Plan has been established, registered, administered, amended, funded and invested in compliance in all material respects with its terms and all applicable requirements of law. Each Borrower and Subsidiary has made all required contributions to each Canadian Multi-Employer Plan in accordance with its terms, any applicable collective bargaining agreement and all requirements of law. No statutory deemed trust or statutory Lien has arisen or been imposed on any Borrower or Subsidiary or its respective property in connection with any Canadian Pension Plan or Canadian Multi-Employer Plan other than Permitted Liens. No Canadian Pension Event has occurred.
SECTION 6.
INSURANCE; INDEMNIFICATION
6.1
Coverage. Borrower shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. Borrower must maintain a minimum of Two Million Dollars ($2,000,000.00) of commercial general liability insurance for each occurrence. Borrower has and agrees to maintain a minimum of Two Million Dollars ($2,000,000.00) of directors’ and officers’ insurance for each occurrence and Five Million Dollars ($5,000,000.00) in the aggregate. So long as there are any Secured Obligations outstanding, Borrower shall also cause to be carried and maintained insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused as per the terms and conditions of this policy, in an amount not less than the full replacement cost of ~~the~~such physical Collateral, provided that such insurance may be subject to standard exceptions and deductibles. If Borrower fails to obtain the insurance called for by this Section 6.1 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Agent may obtain such insurance or make such payment, and all amounts so paid by Agent are immediately due and payable, bearing interest at the then highest rate applicable to the Secured Obligations, and secured by the Collateral. Agent will make reasonable efforts to provide Borrower with notice of Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Agent are deemed an agreement to make similar payments in the future or Agent’s waiver of any Event of Default.

6.2
Certificates. Borrower shall deliver to Agent certificates of insurance that evidence Borrower’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. Borrower’s insurance certificate shall state Agent (shown as “Hercules Capital, Inc., as Agent”) is an additional insured for commercial general liability, a lenders loss payable, mortgagee and hypothecary creditor for all risk property damage insurance, subject to the insurer’s approval, ~~and~~ a lenders loss payable for property insurance ~~and~~, an additional insured for liability insurance for any future insurance that Borrower may acquire from such insurer, and any other designations as requested by Agent with respect to any other insurance policies of Borrower (including cybersecurity policies). Attached to the certificates of insurance will be additional insured endorsements for liability ~~and~~, lender’s loss payable endorsements for all risk property damage insurance and any other endorsements as requested by Agent with respect to any other insurance policies (including cybersecurity policies) of Borrower. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Agent of cancellation (other than cancellation for non-payment of premiums, for which ten (10) days’ advance written notice shall be sufficient) or any other change adverse to Agent’s interests. Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of any of Agent’s rights, all of which are reserved. Borrower shall provide Agent with copies of each insurance policy, and upon entering or amending any insurance policy required hereunder, Borrower shall provide Agent with copies of such policies and shall promptly deliver to Agent updated insurance certificates with respect to such policies.
6.3
Indemnity. Borrower agrees to indemnify and hold Agent, the Lenders and their officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases Liabilities to the extent resulting solely from any Indemnified Person’s gross negligence or willful misconduct. This Section 6.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). This Section 6.3 shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, this Agreement.
SECTION 7.
COVENANTS OF BORROWER

Borrower agrees as follows:

7.1
Financial Reports. Borrower shall furnish to Agent the financial statements and reports listed hereinafter (the “Financial Statements”):
(a)
as soon as practicable (and in any event within thirty (30) days) after the end of each month, unaudited interim and year-to-date financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, all certified by Borrower’s Chief Executive Officer, Chief Financial Officer or Chief Technology Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year-end adjustments, and (iii) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements;
(b)
as soon as practicable (and in any event within forty-five (45) days) after the end of each calendar quarter, unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, certified by Borrower’s Chief Executive Officer, Chief Financial Officer or Chief Technology Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year-end adjustments, as well as the most recent capitalization table for Borrower, including the weighted average exercise price of employee stock options;
(c)
as soon as practicable (and in any event within ninety (90) days) after the end of each fiscal year, unqualified (other than subject to a “going concern” qualification) audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Agent, accompanied by any management report from such accountants;
(d)
as soon as practicable (and in any event within thirty (30) days) after the end of each month, a Compliance Certificate in the form of Exhibit E;
(e)
[reserved];
(f)
promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that Borrower has made available to holders of its preferred stock and copies of any regular, periodic and special reports or registration statements that Borrower files with the Securities and Exchange Commission, any securities commission in Canada or any governmental authority that may be substituted therefor, or any national securities exchange;
(g)
promptly after delivery thereof to its directors, copies of all minutes, consents and other materials that Borrower provides to its directors in connection with meetings of the Board of Directors, and within thirty (30) days after each such meeting, minutes of such meeting, provided that in all cases Borrower may exclude (i) confidential compensation information and any minutes or other materials relating to confidential executive sessions or with respect to which any Lender or the Agent may have a conflict of interest (including with respect to Borrower’s financing arrangements) and (ii) any information and any minutes or other materials subject to attorney-client privilege;
(h)
on the earlier of: (i) thirty (30) days following their approval by Borrower’s Board of Directors and (ii) ninety (90) days following the end of Borrower’s fiscal year, financial and business projections as well as budgets, operating plans, Net Product Revenue projections, and other financial information reasonably requested by Agent; and
(i)
immediate notice if Borrower or any Subsidiary has knowledge that Borrower, or any Subsidiary or Affiliate of Borrower, is listed on the OFAC Lists or similar list of any Canadian authority or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.

Borrower shall not make any change in its (a) accounting policies or reporting practices (other than changes required by GAAP), or (b) fiscal years or fiscal quarters. The fiscal year of Borrower shall end on October 31.

The executed Compliance Certificate, and all Financial Statements required to be delivered pursuant to clauses (a), (b), (c), (d) and (f) shall be sent per instructions (i) specified in Addendum 5 or (ii) otherwise provided by Agent to Borrower via written notice from time to time.

Notwithstanding the foregoing, documents required to be delivered under Sections 7.1(a), (b), (c) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower emails a link thereto to Agent; provided that Borrower shall directly provide Agent all Financial Statements (if not filed with the SEC) required to be delivered pursuant to Section 7.1(b) and (c) hereunder.

7.2
Management Rights. Borrower shall permit any representative that Agent or the Lenders authorizes, including their attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of Borrower at reasonable times and upon reasonable notice during normal business hours; provided, however, that so long as no Event of Default has occurred and is continuing, such examinations shall be limited to no more often than twice per fiscal year. In addition, any such representative shall have the right to meet with management and officers of Borrower to discuss such books of account and records. In addition, Agent or the Lenders shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrower concerning significant business issues affecting Borrower. Such consultations shall not unreasonably interfere with Borrower’s business operations. The parties intend that the rights granted Agent and the Lenders shall constitute “management rights” within the meaning of 29 C.F.R. Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Agent or the Lenders with respect to any business issues shall not be deemed to give Agent or the Lenders, nor be deemed an exercise by Agent or the Lenders of, control over Borrower’s management or policies.
7.3
Further Assurances. Borrower shall from time to time execute, deliver and file, alone or with Agent, any financing statements, security agreements, deeds of hypothec, collateral assignments, notices, control agreements, promissory notes or other documents to perfect, render opposable, give the highest priority to Agent’s Lien on the Collateral or otherwise evidence Agent’s rights herein. Borrower shall from time to time procure any instruments or documents as may be reasonably requested by Agent, and take all further action that may be necessary, or that Agent may reasonably request, to perfect, render opposable and protect the Liens granted hereby and thereby. In addition, and for such purposes only, Borrower hereby authorizes Agent to execute and deliver on behalf of Borrower and to file such financing statements and similar filings (including an indication that the financing statement or filing covers “all assets or all personal property” of Borrower in accordance with Section 9-504 of the UCC or the PPSA), collateral assignments, notices, control agreements, deeds of hypothec, security agreements and other documents without the signature of Borrower either in Agent’s name or in the name of Agent as agent and attorney-in-fact for Borrower. Borrower shall protect and defend Borrower’s title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to Borrower or Agent other than Permitted Liens.
7.4
Indebtedness. Borrower shall not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except for (a) the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion, (b) purchase money Indebtedness pursuant to its then applicable payment schedule, (c) prepayment by any Subsidiary of (i) inter-company Indebtedness owed by such Subsidiary to any Borrower, or (ii) if such Subsidiary is not a Borrower, intercompany Indebtedness owed by such Subsidiary to another Subsidiary that is not a Borrower or (d) as otherwise permitted hereunder or approved in writing by Agent.
7.5
Collateral. Borrower shall at all times keep the Collateral~~, the Intellectual Property~~  and all other property and assets used in Borrower’s business or in which Borrower now or hereafter holds any interest free and clear from any Liens whatsoever (except for Permitted Liens), and shall give Agent prompt written notice of any legal process that is reasonably likely to result in damages, expenses or liabilities in excess of Five Hundred Thousand Dollars ($500,000.00) affecting the Collateral, ~~the Intellectual Property,~~ such other property and assets, or any Liens thereon, provided however, that the Collateral and such other property and assets may be subject to Permitted Liens ~~except that there shall be no Liens whatsoever on Intellectual Property~~. Borrower shall not agree with any Person other than Agent or the Lenders or pursuant to any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) not to encumber its property. Borrower shall not enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Borrower to create, incur, assume or suffer to exist any Lien upon any of its property (including Intellectual Property), whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) customary restrictions on the assignment of leases, licenses and other agreements. Borrower shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any legal process or Liens whatsoever (except for Permitted Liens~~, provided however, that there shall be no Liens whatsoever on Intellectual Property~~), and shall give Agent prompt written notice of any legal process that is reasonably likely to result in damages, expenses or liabilities in excess of Five Hundred Thousand Dollars ($500,000.00) affecting such Subsidiary’s assets.
7.6
Investments. Borrower shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries to do so, other than Permitted Investments. Neither Borrower not any Subsidiary shall directly or indirectly acquire or own, nor make any Investment in Digital Assets, nor permit any Subsidiary so to do.

7.7
Distributions. Borrower shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other Equity Interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements or (b) declare or pay any cash dividend or make any other cash distribution on any class of stock or other Equity Interest, except that a Subsidiary may pay dividends or make other distributions to Borrower or any Subsidiary of Borrower, or (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of One Hundred Thousand Dollars ($100,000.00) in the aggregate or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of One Hundred Thousand Dollars ($100,000.00) in the aggregate.
7.8
Transfers. Except for Permitted Transfers, Borrower shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey (“Transfer”) any equitable, beneficial or legal interest in any material portion of its assets.
7.9
Mergers, Amalgamations and Consolidations. Borrower shall not merge, amalgamate or consolidate, or permit any of its Subsidiaries to merge, amalgamate or consolidate, with or into any other business organization (other than mergers, amalgamations or consolidations of (a) a Subsidiary which is not a Borrower into another Subsidiary or into Borrower or (b) a Borrower into another Borrower).
7.10
Taxes. Borrower shall, and shall cause each of its Subsidiaries to, pay when due all material Taxes of any nature whatsoever now or hereafter imposed or assessed against Borrower or the Collateral or upon Borrower’s ownership, possession, use, operation or disposition thereof or upon Borrower’s rents, receipts or earnings arising therefrom. Borrower shall, and shall cause each of its Subsidiaries to, accurately file on or before the due date therefor (taking into account proper extensions) all federal, state, provincial and material territorial income Tax returns and other material Tax returns required to be filed. Notwithstanding the foregoing, Borrower and its Subsidiaries may contest, in good faith and by appropriate proceedings diligently conducted, Taxes for which Borrower and its Subsidiaries maintain adequate reserves in accordance with GAAP.
7.11
Corporate Changes. Neither Borrower nor any Subsidiary shall change its corporate name, legal form or jurisdiction of formation without twenty (20) days’ prior written notice to Agent. Neither Borrower nor any Subsidiary shall suffer a Change in Control. Neither Borrower nor any Subsidiary shall relocate its chief executive office, its principal place of business, its registered office or its domicile (for purposes of the Civil Code) unless: (i) it has provided prior written notice to Agent; and (ii) such relocation shall be within the continental United States of America or Canada. Neither Borrower nor any Subsidiary shall relocate any item of Collateral (other than (x) sales of Inventory in the ordinary course of business, (y) relocations of Equipment having an aggregate value of up to Two Hundred Fifty Thousand Dollars ($250,000.00) in any fiscal year, and (z) relocations of Collateral from a location described on Exhibit B to another location described on Exhibit B) unless (i) it has provided prompt written notice to Agent, (ii) such relocation is within the continental United States of America or Canada (iii) the Agent has perfected its Liens in the jurisdiction where such relocation is proposed, and (iv) if such relocation is to a third party bailee, it has delivered a bailee agreement in form and substance reasonably acceptable to Agent.
7.12
Deposit Accounts. Neither Borrower nor any Subsidiary shall maintain any Deposit Accounts, any accounts or sub-accounts in connection with an insured cash sweep program, or accounts holding Investment Property, except with respect to which Agent has an

Account Control Agreement. Neither Borrower nor any Subsidiary shall own or hold any Digital Assets.
7.13
Formation of New Subsidiaries. Borrower shall notify Agent of each Subsidiary formed subsequent to the Closing Date and, within fifteen (15) days of formation, shall cause any such Subsidiary to execute and deliver to Agent a Joinder Agreement and such further documents, security agreements, deeds of hypothec as Agent may reasonably require.
7.14
Reserved.
7.15
Notification of Event of Default. Borrower shall notify Agent immediately of the occurrence of any Event of Default.
7.16
Reserved.
7.17
Use of Proceeds. Borrower agrees that the proceeds of (a) the 2026 Tranche 1 Advance shall be used solely to refinance the ~~Existing~~ Term Loan Advances and pay related fees and expenses in connection with this Agreement, and the balance thereof for working capital and general corporate purposes and (b) the 2026 Tranche 2 Advances ~~and~~, 2026 Tranche 3 Advances, 2026 Tranche 4 Advances, and 2026 Tranche 5 Advances shall be used for working capital and general corporate purposes. The proceeds of the Advances will not be used in violation of Anti-Corruption Laws or applicable Sanctions.
7.18
Reserved.
7.19
Compliance with Laws.

Borrower shall maintain, and shall cause its Subsidiaries to maintain, compliance in all material respects with all applicable laws, rules or regulations (including any law, rule or regulation with respect to the making or brokering of loans or financial accommodations), and shall, or cause its Subsidiaries to, obtain and maintain all required governmental authorizations, approvals, licenses, franchises, permits or registrations reasonably necessary in connection with the conduct of Borrower’s business. Borrower shall not become an “investment company,” a company that would be an “investment company” except for the exclusion from the definition of “investment company” in Section 3(c) of the 1940 Act, or a company controlled by an “investment company” under the 1940 Act, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation X, T and U of the Federal Reserve Board of Governors).

Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries knowingly permit any controlled Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists or similar lists of Canada. Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries, knowingly permit any controlled Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

None of Borrower, any of its Subsidiaries or any of their respective directors, officers or employees, or to the knowledge of Borrower, any agent for Borrower or its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

7.20
Financial Covenants.
(a)
~~7.20 Financial Covenant~~Unrestricted Cash. Beginning on the Initial Test Date and at all times thereafter, Borrower shall maintain Unrestricted Cash in an amount equal to or greater than ~~thirty-five percent (35.0%) of the aggregate outstanding principal amount of the Term Loans~~Ten Million Dollars ($10,000,000.00); provided that, immediately upon ~~Borrower’s achievement of the Clinical Milestone, such threshold shall be reduced to twenty percent (20.0%) of the aggregate outstanding principal amount of the Term Loans.~~the occurrence of the Minimum Cash Trigger Event and at all times thereafter, Borrower shall maintain Unrestricted Cash in an amount equal to or greater than Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000.00).

Compliance with the financial covenant set forth in the preceding sentence of this Section 7.20 shall be waived during such times that the Borrower’s Market Capitalization exceeds ~~Four~~Six Hundred ~~Fifty~~ Million Dollars ($~~450,000,000.00~~600,000,000.00); it being understood that if such condition is not satisfied, then testing will automatically be reinstated without any action or notice by or to any Person.

(b)
Performance Covenant. If the aggregate principal amount of the 2026 Term Loans outstanding exceeds Sixty Million Dollars ($60,000,000.00), then beginning with the delivery of the monthly Financial Statements in accordance with Section 7.1(a) for the monthly period ending nine (9) months following the occurrence of the Approval Milestone (the date of such initial testing, the “Initial Performance Covenant Test Date”), and tested as of the last day of each monthly period thereafter, Borrower shall maintain Net Product Revenue for the period of six (6) consecutive months ending on the last day of such monthly period in an amount greater than or equal to at least sixty-five percent (65%) of the Borrower’s Commercial Revenue Forecast for such six-month period. For the avoidance of doubt, Borrower shall deliver to Agent a Commercial Revenue Forecast, on or prior to the date that is thirty (30) days prior to the Initial Performance Covenant Test Date.

Compliance with the covenant set forth in this Section 7.21(b) shall be waived for any particular month if the Borrower maintains for the period beginning on the first day of such month through and including the date on which Borrower has delivered the financial statements for such month pursuant to Section 7.1(a) hereof, either: (x) (i) Market Capitalization equal to or greater than Six Hundred Million Dollars ($600,000,000.00) and (ii) Unrestricted Cash in an aggregate amount equal to or greater than fifty percent (50%) of the outstanding Secured Obligations, or (y) Unrestricted Cash in an aggregate amount equal to or greater than one hundred and twenty-five percent (125%) of the outstanding Secured Obligations.

7.21
Intellectual Property. Each Borrower shall (i) protect, defend and maintain the validity and enforceability of its Intellectual Property; (ii) promptly advise Agent in writing of material infringements of its Intellectual Property; and (iii) not allow any Intellectual Property material to Borrowers’ business to be abandoned, forfeited or dedicated to the public without Agent’s written consent. If a Borrower (a) obtains any Patent, registered Trademark, registered Copyright, registered Industrial Design, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (b) applies for any Patent, Industrial Design or the registration of any Trademark, then such Borrower shall, with the then-next Compliance Certificate which is due hereunder, provide written notice thereof to Agent and shall, at Agent’s written request, execute such intellectual property security agreements and other documents and take such other actions as Agent may request in its good faith business judgment to perfect and maintain a first priority perfected security interest and Lien in favor of Agent in such property; provided that, such intellectual property security agreements or amendments thereto with respect to any new Patents, Industrial Designs or Trademarks shall not be filed more frequently than (1) once per calendar year, provided that no Event of Default has occurred or is continuing, or (2) with any amendment to this Agreement. If a Borrower decides to register any Copyrights or mask works in the United States Copyright Office or the Canadian Intellectual Property Office, such Borrower shall: (x) provide Agent with at least fifteen (15) days prior written notice of such Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office or the Canadian Intellectual Property Office (excluding exhibits thereto); (y) at Agent’s written request, execute an intellectual property security agreement and such other documents and take such other actions as Agent may request in its good faith business judgment to perfect and maintain a first priority perfected security interest and Lien in favor of Agent in the Copyrights or mask works intended to be registered with the United States Copyright Office or Canadian Intellectual Property Office; and (z) at Agent’s written request, record such intellectual property security agreement with the United States Copyright Office or the Canadian Intellectual Property Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office or the Canadian Intellectual Property Office. Borrowers shall promptly provide to Agent copies of all applications that it files for Patents, Industrial Designs or for the registration of Trademarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement required for Agent to perfect and maintain a first priority perfected security interest and Lien in such property. Borrower shall provide written notice to Agent within thirty (30) days of entering or becoming bound by any Restricted License (other than off-the-shelf software that is commercially available to the public). Borrower shall take such steps as Agent requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (1) any Restricted License to be deemed “Collateral” and for Agent to have a security interest and Lien in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (2) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s rights and remedies under this Agreement and the other Loan Documents.
7.22
Transactions with Affiliates. Other than transactions between Borrowers otherwise permitted by this Agreement, Borrower shall not and shall not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction of any kind with any Affiliate of Borrower or such Subsidiary on terms that are less favorable to Borrower or such Subsidiary, as the case may be, than those that might be obtained in an arm’s length transaction from a Person who is not an Affiliate of Borrower or such Subsidiary.
7.23
Canadian Pension Matters. Borrower shall, and shall cause each of its Subsidiaries to (i) promptly pay and discharge all material obligations and liabilities with respect to Canadian Pension Plans in accordance with its terms and all applicable requirements of law, (ii) promptly notify the Agent of the occurrence of a Canadian Pension Event, and (iii) promptly notify the Agent of the occurrence of any event with respect to any Canadian Pension Plan or Canadian Multi-Employer Plan which would result in the incurrence of any material liability, fine or penalty, or any material increase in the contingent liability of Borrower or Subsidiaries thereunder.
SECTION 8.
REPRESENTATIONS AND WARRANTIES OF AGENT
8.1
Prospectus Exemption. As of the date of this Agreement and the issue date of the Warrant and 2026 Warrant, the Agent is eligible for the prospectus exemption provided by Section 2.3 of National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”) and will hold the Warrant and 2026 Warrant as principal (or deemed to be holding the Warrant and 2026 Warrant as principal pursuant to applicable Canadian securities laws). The Agent is an “accredited investor” in reliance on paragraph (m) of the definition of “accredited investor” in Section 1.1 of NI 45-106 and was not created or used solely to purchase or hold securities as an accredited investor under that paragraph (m). The Agent is not an “insider” of the Borrowers or a “registrant” (each as defined under applicable Canadian securities laws).
SECTION 9.
EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an “Event of Default”:

9.1
Payments. Borrower fails to pay any amount due under this Agreement or any of the other Loan Documents on the due date; provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of Agent or the Lenders or Borrower’s bank if Borrower had the funds to make the payment when due and makes the payment within three (3) Business Days following Borrower’s knowledge of such failure to pay; or
9.2
Covenants. Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents or any other agreement among Borrower, Agent and the Lenders, and (a) with respect to a default under any covenant under this Agreement (other than under Sections 4.4, 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.15, 7.17, 7.19, 7.20, 7.21, 7.22, or 7.23), any other Loan Document, or any other agreement among Borrower, Agent and the Lenders, such default continues for more than ten (10) days after the earlier of the date on which (i) Agent or the Lenders has given notice of such default to Borrower and (ii) Borrower has actual knowledge of such default or (b) with respect to a default under any of Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.15, 7.17, 7.19, 7.20, 7.21, 7.22, and 7.23, the occurrence of such default; or
9.3
Material Adverse Effect. A circumstance has occurred that could reasonably be expected to have a Material Adverse Effect.
9.4
Representations. Any representation or warranty made by Borrower in any Loan Document or in the Warrant and 2026 Warrant shall have been false or misleading in any material respect when made or when deemed made; or
9.5
Insolvency. Borrower (a)(i) shall make an assignment for the benefit of creditors; or (ii) shall be unable to pay its debts as they become due, or be unable to pay or perform under the Loan Documents, or shall become insolvent; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, monitor or liquidator of Borrower or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of Borrower; or (vi) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (vii) Borrower or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vi); or (b) either (i) forty five (45) days shall have expired after the commencement of an involuntary action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) forty five (45) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver, monitor or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or
9.6
Attachments; Judgments. Any portion of Borrower’s assets is attached or seized, or a levy is filed against any such assets, or a final, non-appealable judgment or judgments is/are entered for the payment of money (not covered by independent third party insurance as to which liability has not been rejected by such insurance carrier), individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000.00), or Borrower is enjoined or in any way prevented by court order from conducting any part of its business; or
9.7
Other Obligations. The occurrence of any default under any agreement or obligation of Borrower involving any Indebtedness in excess of Five Hundred Thousand Dollars ($500,000.00), or any other material agreement or obligation, if a Material Adverse Effect could reasonably be expected to result from such default.
9.8
Canadian Pension Matters. The (i) occurrence of a Canadian Pension Event, unless such Canadian Pension Event could not reasonably be expected to have a Material Adverse Effect, (ii) establishment, maintenance, sponsorship, administration, contribution to, participation in, or incurring any liability or contingent liability in respect of a new Canadian Defined Benefit Plan or a new Canadian Multi-Employer Plan that contains a “defined benefit provision”, as such term is defined in Section 147.1(1) of the Income Tax Act (Canada), without the prior written consent of the Agent, not to be unreasonably withheld or delayed or if doing so could not reasonably be expected to have a Material Adverse Effect, or (iii) the merger, amalgamation or consolidation with any Person if such Person, sponsors, administers, contributes to, participates in or has any liability in respect of, any new Canadian Defined Benefit Plan or a new Canadian Multi-Employer Plan that contains a “defined benefit provision”, as such term is defined in Section 147.1(1) of the Income Tax Act (Canada) without the prior written consent of the Agent not to be unreasonably withheld or delayed or if doing so could not reasonably be expected to have a Material Adverse Effect.
9.9
Stop Trade. At any time an SEC stop trade order or NASDAQ market trading suspension of the common Equity Interests shall be in effect for five (5) consecutive days or five

(5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a public market; if Borrower shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the common Equity Interests on another public market within sixty (60) days of such notice.
SECTION 10.
REMEDIES
10.1
General. Upon the occurrence of any one or more Events of Default, Agent may, and at the direction of the Required Lenders shall, accelerate and demand payment of all or any part of the Secured Obligations together with a Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5, all of the Secured Obligations (including, without limitation, the Prepayment Charge and the End of Term Charge) shall automatically be accelerated and made due and payable, in each case without any further notice or act). Borrower hereby irrevocably appoints Agent as its lawful attorney-in-fact to: (a) exercisable following the occurrence and continuation of an Event of Default, (i) sign Borrower’s name on any invoice or bill of lading for any account or drafts against account debtors; (ii) demand, collect, sue, and give releases to any account debtor for monies due, settle and adjust disputes and claims about the accounts directly with account debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Agent’s or Borrower’s name, as Agent may elect); (iii) make, settle, and adjust all claims under Borrower’s insurance policies; (iv) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (v) transfer the Collateral into the name of Agent or a third party as the UCC or PPSA permits; (vi) receive, open and dispose of mail addressed to Borrower; (vii) endorse Borrower’s name on any checks, payment instruments, or other forms of payment or security; and (viii) notify all account debtors to pay Agent directly. Borrower hereby appoints Agent as its lawful attorney-in-fact to sign Borrower’s name on any documents to the extent necessary to perfect or continue the perfection of Agent’s security interest and Liens in the Collateral regardless of whether an Event of Default has occurred until all Secured Obligations have been satisfied in full and the Loan Documents have been terminated. Agent’s foregoing appointment as Borrower’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Secured Obligations have been fully repaid and performed and the Loan Documents have been terminated. Agent may, and at the direction of the Required Lenders shall, during the continuance of any Event of Default and the acceleration of the Secured Obligations, exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC, the PPSA and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Agent’s rights and remedies shall be cumulative and not exclusive.
10.2
Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may, and at the direction of the Required Lenders shall, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Borrower. Agent may require Borrower to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities:

First, to Agent and the Lenders in an amount sufficient to pay in full Agent’s and the Lenders’ reasonable costs and professionals’ and advisors’ fees and expenses as described in Section 11.12;

Second, to the Lenders in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and the default rate of interest set forth in Section 2.4), in such order and priority as Agent may choose in its sole discretion; and

Finally, after the full and final payment in Cash of all of the Secured Obligations (other than inchoate obligations), to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.

Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC and/or the PPSA.

10.3
No Waiver. Agent shall be under no obligation to marshal any of the Collateral for the benefit of Borrower or any other Person, and Borrower expressly waives all rights, if any, to require Agent to marshal any Collateral.
10.4
Cumulative Remedies. The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent.
SECTION 11.
MISCELLANEOUS
11.1
Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
11.2
Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States of America or Canadian mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:
(a)
If to Agent:

HERCULES CAPITAL, INC.
[***]

(b)
If to the Lenders:

HERCULES CAPITAL, INC.

[***]

(c)
If to Borrower:

ENGENE INC.

[***]

ENGENE USA, INC.
[***]

or to such other address as each party may designate for itself by like notice.

11.3
Entire Agreement; Amendments.
(a)
This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Agent’s revised proposal letter dated November 29, 2023 and the Non-Disclosure Agreement).
(b)
Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b). The Required Lenders and Borrower party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Agent and the Borrower party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any 2026 Term Loan, reduce the stated rate of any interest (or fee payable hereunder) or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release a Borrower from its obligations under the Loan Documents, in each case without the written consent of all Lenders; or (D) amend, modify or waive any provision of Section 11.18 or Addendum 3 without the written consent of the Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon Borrower, the Lender, the Agent and all future holders of the Loans.
11.4
No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
11.5
No Waiver. The powers conferred upon Agent and the Lenders by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Agent or the Lenders to exercise any such powers. No omission or delay by Agent or the Lenders at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Agent or the Lenders is entitled, nor shall it in any way affect the right of Agent or the Lenders to enforce such provisions thereafter.
11.6
Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent and the Lenders and shall survive the execution and delivery of this Agreement. Sections 6.3, 11.13, 11.14, 11.15 and 11.17 shall survive the termination of this Agreement.
11.7
Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its successors and permitted assigns (if any). Borrower shall not assign its obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect. Agent and the Lenders may assign, transfer, or endorse its rights hereunder and under the other Loan Documents to an Eligible Assignee (unless an Event of Default has occurred and is then continuing, in which case Agent and the Lenders may assign, transfer or indorse its rights hereunder and under the other Loan Documents to any Person or party) without prior notice to Borrower (except as required in connection with the determination of an Eligible Assignee pursuant to the definition thereof), and all of such rights shall inure to the benefit of Agent’s and the Lenders’ successors and Eligible Assignees. Notwithstanding the foregoing, (x) in connection with any assignment by a Lender as a result of a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Agent and the Lenders may assign, transfer or indorse its rights hereunder and under the other Loan Documents to any Person or party (other than a Competitor unless an Event of Default has occurred and is then continuing) and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Agent and the Lenders may assign, transfer or indorse its rights hereunder and under the other Loan Documents to any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall (i) be to a Competitor unless an Event of Default has occurred and is then continuing or (ii) release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such assignee as Agent reasonably shall require. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of the Lender(s), and the 2026 Term Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lender(s) shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
11.8
Participations. No Lender may sell a participation to an entity that is not an Eligible Assignee unless it is permitted to assign its rights hereunder to such entity pursuant to Section 11.7. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register. Borrower agrees that each participant shall be entitled to the benefits of the provisions in Addendum 1 attached hereto (subject to the requirements and limitations therein, including the requirements under Section 7 of Addendum 1 attached hereto (it being understood that the documentation required under Section 7 of Addendum 1 attached hereto shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.7; provided that such participant shall not be entitled to receive any greater payment under Addendum 1 attached hereto, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation.
11.9
Governing Law. This Agreement and the other Loan Documents have been negotiated and delivered to Agent and the Lenders in the State of California, and shall have been accepted by Agent and the Lenders in the State of California. Payment to Agent and the Lenders by Borrower of the Secured Obligations is due in the State of California. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, except as may be set forth in such Loan Documents, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
11.10
Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 11.11 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.
11.11
Mutual Waiver of Jury Trial / Judicial Reference.
(a)
Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER, AGENT AND THE LENDERS SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST AGENT, THE LENDERS OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, THE LENDERS OR THEIR RESPECTIVE ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including Claims that involve Persons other than Agent, Borrower and the Lenders; Claims that arise out of or are in any way connected to the relationship among Borrower, Agent and the Lenders; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.
(b)
If the waiver of jury trial set forth in Section 11.11(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.
(c)
In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 11.10, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.
11.12
Professional Fees. Borrower promises to pay Agent’s and the Lenders’ fees and expenses necessary to finalize the Loan Documents, including but not limited to reasonable attorneys’ fees, UCC and PPSA searches, filing costs, and other miscellaneous expenses. In addition, Borrower promises to pay any and all reasonable attorneys’ and other professionals’ fees and expenses incurred by Agent and the Lenders after the Closing Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, including representing Agent or the Lenders in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof.
11.13
Confidentiality. Agent and the Lenders acknowledge that certain items of Collateral and information provided to Agent and the Lenders by Borrower are confidential, non-public and proprietary information of Borrower, if and to the extent such information either (x) is marked as confidential by Borrower at the time of disclosure, or (y) should reasonably be understood to be confidential (the “Confidential Information”). Accordingly, Agent and the Lenders agree that any Confidential Information it may obtain in the course of analyzing whether to enter into this Agreement, negotiating and entering into this Agreement or any other Loan Document, the administration, collection, or enforcement of this Agreement or any other Loan Document (including the amendment or modification of the Loan Documents, any waiver, consent, release, or termination of any Loan Document, the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies hereunder or with respect to the Collateral, and any legal, litigation, administrative, arbitration, or out of court proceeding) shall not be disclosed to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower, except that Agent and the Lenders may disclose any such information: (a) to its Affiliates and its partners, investors, lenders, directors, officers, employees, agents, advisors, counsel, accountants, counsel, representative and other professional advisors if Agent or the Lenders in their sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public or to the extent such information becomes publicly available other than as a result of a breach of this Section or becomes available to Agent or any Lender, or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Agent or the Lenders and any rating agency; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or the Lenders’ counsel; (e) to comply with any legal requirement or law applicable to Agent or the Lenders or demanded by any governmental authority; (f) to the extent reasonably necessary in connection with the exercise of, or preparing to exercise, or the enforcement of, or preparing to enforce, any right or remedy under any Loan Document (including Agent’s sale, lease, or other disposition of Collateral after default), or any action or proceeding relating to any Loan Document; (g) to any participant or assignee of Agent or the Lenders or any prospective participant or assignee, provided, that such participant or assignee or prospective participant or assignee is subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (h) to any investor or potential investor (and each of their respective Affiliates or clients) in the Agent or Lender (or each of their respective Affiliates); provided that such investor, potential investor, Affiliate or client is subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (i) otherwise to the extent consisting of general portfolio information that does not identify Borrower; or (j) otherwise with the prior consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its Affiliates or any guarantor under this Agreement or the other Loan Documents and provided, further, with respect to disclosures under clauses(c), (d) and (e) above, that prior to any such disclosure, the disclosing party uses commercially reasonable efforts to provide Borrower with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrower pursuant to the terms of the applicable law, subpoena or similar legal process. Without limiting anything set forth herein, Agent and Lenders agree that neither they, nor any of their Affiliates, shall trade any equity securities of Borrower if they or any such Affiliates are in possession of material non-public information relating to Borrower. Agent’s and the Lenders’ obligations under this Section 11.13 shall supersede all of their respective obligations under the Non-Disclosure Agreement.

11.14
Assignment of Rights. Borrower acknowledges and understands that Agent or the Lenders may, subject to Section 11.7, sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”). After such assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Agent and the Lenders hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and the Lenders shall retain all rights, powers and remedies hereby given. No such assignment by Agent or the Lenders shall relieve Borrower of any of its obligations hereunder. the Lenders agrees that in the event of any transfer by it of the promissory note(s) (if any), it will endorse thereon a notation as to the portion of the principal of the promissory note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.
11.15
Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Agent or the Lenders. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, the Lenders or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Agent or the Lenders in Cash.
11.16
Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.
11.17
No Third Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, the Lenders and Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agent, the Lenders and the Borrower.
11.18
Agency. Agent and each Lender hereby agree to the terms and conditions set forth on Addendum 3 attached hereto. Borrower acknowledges and agrees to the terms and conditions set forth on Addendum 3 attached hereto.
11.19
Publicity. None of the parties hereto nor any of its respective member businesses and Affiliates shall, without the other parties’ prior written consent (which shall not be unreasonably withheld or delayed), publicize or use (a) the other party’s name (including a brief description of the relationship among the parties hereto), logo or hyperlink to such other parties’ web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the

“Publicity Materials”); (b) the names of officers of such other parties in the Publicity Materials; and (c) such other parties’ name, trademarks, servicemarks in any news or press release concerning such party; provided however, notwithstanding anything to the contrary herein, no such consent shall be required (i) to the extent necessary to comply with the requests of any regulators, legal requirements or laws applicable to such party, pursuant to any listing agreement with any national securities exchange (so long as such party provides prior notice to the other party hereto to the extent reasonably practicable) and (ii) to comply with Section 11.13.
11.20
Multiple Borrowers. Each Borrower hereby agrees to the terms and conditions set forth on Addendum 4 attached hereto.
11.21
Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the California Uniform Electronic Transaction Act, the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Transactions Act (British Columbia), or any other similar or analogous state, provincial, territorial or federal laws based on the Uniform Electronic Transactions Act (including the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act, as the case may be).
11.22
Judgment Currency. (i) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under this Agreement or the other Loan Documents in any currency (the “Original Currency”) into another currency (the “Other Currency”) the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the Original Currency with the Other Currency at 11:00 a.m. (New York time), on the Business Day preceding that on which final judgment is given. (ii) The obligation of the Borrower in respect of any sum due in the Original Currency to any Lender or the Agent hereunder or under any other Loan Document shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender or the Agent (as the case may be) in the Original Currency, Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender or the Agent (as the case may be) in the Original Currency, such Lender or the Agent (as the case may be) agrees to remit to the Borrower such excess.
11.23
Existing Loan and Security Agreement Amended and Restated. Upon satisfaction of the conditions precedent to the effectiveness of this Agreement, (a) this Agreement shall amend and restate the Existing Loan and Security Agreement in its entirety without novation (except to the extent that definitions from the Existing Loan and Security Agreement are incorporated herein by reference) and (b) the rights and obligations of the parties under the Existing Loan and Security Agreement shall be subsumed within, and be governed by, this Agreement; provided, however, that the Borrower hereby agrees that all Secured Obligations of the Borrower under, and as defined in, the Existing Loan and Security Agreement and the other Loan Documents shall remain outstanding except as refinanced with the proceeds of the Tranche 1 Advance pursuant to Section 7.17, shall constitute continuing Secured Obligations secured by the Collateral, and this Agreement shall not be deemed to evidence or result in a novation or repayment and re-borrowing of such obligations and other liabilities. Borrower hereby acknowledges and reaffirms each and every Loan Document entered into in connection with the Existing Loan and Security Agreement and acknowledges that each such Loan Document remains in full force and effect and enforceable against Borrower in accordance with its respective terms after giving effect to the execution and delivery of this Agreement without further action by Lender, Borrower or any other Person. All reference to the “Loan and Security Agreement” in each such Loan Document shall be deemed to be a reference to this Agreement.

(SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, Borrower, Agent and the Lenders have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

BORROWER:

enGene Holdings Inc.

Signature: _______________________

Print Name:

Title:

ENGENE INC.

Signature: _______________________

Print Name: ~~Anthony T. Cheung~~

Title: ~~Chief Technology Officer~~

ENGENE USA, INC.

Signature: _______________________

Print Name: ~~Jason Hanson~~

Title: ~~President~~

Accepted in ~~Palo Alto~~San Mateo, California:

AGENT:

HERCULES CAPITAL, INC.

Signature: _______________________

Print Name: ~~Prentis Robinson III~~Seth Meyer

Title: ~~Associate General Counsel~~Chief Financial Officer

LENDERS:

HERCULES CAPITAL, INC.

Signature: _______________________

Print Name: ~~Prentis Robinson III~~Seth Meyer

Title: ~~Associate General Counsel~~Chief Financial Officer

[Signature Page to Amended and Restated Loan Security Agreement]

Table of Addenda, Exhibits and Schedules

Addendum 1: Taxes; Increased Costs

Addendum 2: Reserved

Addendum 3: Agent and Lender Terms

Addendum 4: Multiple Borrower Terms

Exhibit A: Advance Request
Attachment to Advance Request

Exhibit B: Name, Locations, and Other Information for Borrower

Exhibit C: Borrower’s Patents, Industrial Designs, Trademarks, Copyrights and Licenses

Exhibit D: Borrower’s Deposit Accounts and Investment Accounts

Exhibit E: Compliance Certificate

Exhibit F: Joinder Agreement

Exhibit G: Reserved

Exhibit H: ACH Debit Authorization Agreement

Exhibit I: Reserved

Exhibit J-1: Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit J-2: Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit J-3: Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit J-4: Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Schedule 1.1 Commitments

Schedule 1 Subsidiaries
Schedule 1A Existing Permitted Indebtedness
Schedule 1B Existing Permitted Investments
Schedule 1C Existing Permitted Liens
Schedule 5.3 Consents, Etc.
Schedule 5.8 Tax Matters
Schedule 5.9 Intellectual Property Claims
Schedule 5.10 Intellectual Property
Schedule 5.11 Borrower Products
Schedule 5.14 Capitalization

ADDENDUM 1 to LOAN AND SECURITY AGREEMENT

TAXES; INCREASED COSTS

1.
Defined Terms. For purposes of this Addendum 1:
a.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
b.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or 2026 Term Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Loan or 2026 Term Commitment or (B) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2 or Section 4 of this Addendum 1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 7 of this Addendum 1, (iv) any withholding Taxes imposed under FATCA, (v) any Canadian federal withholding taxes imposed on the payment as a result of having been made to any Lender or to a Recipient that, at the time of making such payment, (A) is a person with which the Borrower does not deal at arms’ length for the purpose of the Income Tax Act (Canada), or (B) is a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of the Borrower or does not deal at arms’ length for the purpose of the Income Tax Act (Canada) with such a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)), and (vi) any withholding tax payable under regulation 105 to the Income Tax Act (Canada)in respect of services performed in Canada.
c.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code.
d.
“Foreign Lender” means a Lender that is not a U.S. Person.
e.
“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.
f.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such

2

Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
g.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
h.
“Recipient” means the Agent or any Lender, as applicable.
i.
“Withholding Agent” means the Borrower and the Agent.
2.
Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2 or Section 4 of this Addendum 1) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
3.
Payment of Other Taxes by Borrower. The Borrower shall timely pay to the relevant governmental authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.
4.
Indemnification by Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Section 2 of this Addendum 1 or this Section 4) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. In addition, the Borrower agrees to pay, and to save the Agent and any Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of the Agent or such Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement.
5.
Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (a) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (b) any Taxes attributable to such Lender’s

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failure to comply with the provisions of Section 11.8 of the Agreement relating to the maintenance of a Participant Register and (c) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this Section 5.
6.
Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a governmental authority pursuant to the provisions of this Addendum 1, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
7.
Status of Lenders.
a.
Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 7(b)(i), 7(b)(ii) and 7(b)(iv) of this Addendum 1) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
b.
Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
i.
any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
ii.
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:
A.
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest

4

under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
B.
executed copies of IRS Form W-8ECI;
C.
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
D.
to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;
iii.
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and
iv.
if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied

5

with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
c.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.
8.
Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to the provisions of this Addendum 1 (including by the payment of additional amounts pursuant to the provisions of this Addendum 1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under the provisions of this Addendum 1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 8 (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such indemnified party is required to repay such refund to such governmental authority. Notwithstanding anything to the contrary in this Section 8, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 8 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 8 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person nor to pursue any refund of Taxes.
9.
Increased Costs. If any change in applicable law shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result shall be to increase the cost to such Recipient of making, converting to, continuing or maintaining any 2026 Term Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Recipient (whether of principal, interest or any other amount), then, upon the request of such Recipient, the Borrower will pay to such Recipient such additional amount or amounts as will compensate such Recipient for such additional costs incurred or reduction suffered.
10.
Survival. Each party’s obligations under the provisions of this Addendum 1 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the 2026 Term Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

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ADDENDUM 2

RESERVED

ADDENDUM 3 to LOAN AND SECURITY AGREEMENT

Agent and Lender Terms

(a)
Each Lender hereby irrevocably appoints Hercules Capital, Inc. to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
(b)
For the purposes of the grant of security under the laws of the Province of Québec which may now or in the future be required to be provided, the Agent is hereby irrevocably authorized and appointed by each of the Lenders hereto to act as hypothecary representative (within the meaning of Article 2692 of the Civil Code) for the benefit of the Agent and all present and future Lenders (in such capacity, the “Hypothecary Representative”) in order to hold any hypothec granted under the laws of the Province of Québec and to exercise such rights and duties as are conferred upon the Hypothecary Representative under the relevant deed of hypothec and applicable laws (with the power to delegate any such rights and duties). The execution prior to the date hereof by the Agent in its capacity as the Hypothecary Representative of any deed of hypothec or other security documents made pursuant to the laws of the Province of Québec, is hereby ratified and confirmed. Any Person who becomes a Lender or successor Agent shall be deemed to have consented to and ratified the foregoing appointment of the Agent as the Hypothecary Representative on behalf of the Agent and each Lender. For greater certainty the Agent acting as Hypothecary Representative shall have the same rights, powers, immunities, indemnities and exclusions, from liability as are prescribed in favor of the Agent in this Agreement, which shall apply mutatis mutandis. In the event of the resignation of the Agent (which shall include its resignation as the Hypothecary Representative) and appointment of a successor Agent, such successor Agent shall also act as the Hypothecary Representative, as contemplated above.
(c)
Each Lender agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), according to its respective 2026 Term Commitment percentages (based upon the total outstanding 2026 Term Commitments) in effect on the date on which indemnification is sought under this Addendum 3, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.
(d)
Agent in Its Individual Capacity. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity.
(e)
Exculpatory Provisions. The Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent shall not:

(i)
be subject to any fiduciary or other implied duties, regardless of whether any default or any Event of Default has occurred and is continuing;
(ii)
have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Lenders, provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and
(iii)
except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and the Agent shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as the Agent or any of its Affiliates in any capacity.
(f)
The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Lenders or as the Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.
(g)
The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent. Reliance by Agent. Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of this Agreement or any of the other Loan Documents. Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement and the other Loan Documents at the request or direction of the Lenders unless Agent shall have been provided by the Lenders with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

2

ADDENDUM 4 to LOAN AND SECURITY AGREEMENT

Multiple Borrower Terms

(a)
Borrower’s Agent. Each of the Borrowers hereby irrevocably appoints enGene Inc. as its agent, attorney-in-fact and legal representative for all purposes, including requesting disbursement of the 2026 Term Loan and receiving account statements and other notices and communications to Borrowers (or any of them) from the Agent or any Lender. The Agent may rely, and shall be fully protected in relying, on any request for the 2026 Term Loan, disbursement instruction, report, information or any other notice or communication made or given by enGene Inc., whether in its own name or on behalf of one or more of the other Borrowers, and the Agent shall not have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such request, instruction, report, information, other notice or communication, nor shall the joint and several character of the Borrowers’ obligations hereunder be affected thereby.
(b)
Waivers. Each Borrower hereby waives: (i) any right to require the Agent to institute suit against, or to exhaust its rights and remedies against, any other Borrower or any other person, or to proceed against any property of any kind which secures all or any part of the Secured Obligations, or to exercise any right of offset or other right with respect to any reserves, credits or deposit accounts held by or maintained with the Agent or any Indebtedness of the Agent or any Lender to any other Borrower, or to exercise any other right or power, or pursue any other remedy the Agent or any Lender may have; (ii) any defense arising by reason of any disability or other defense of any other Borrower or any guarantor or any endorser, co-maker or other person, or by reason of the cessation from any cause whatsoever of any liability of any other Borrower or any guarantor or any endorser, co-maker or other person, with respect to all or any part of the Secured Obligations, or by reason of any act or omission of the Agent or others which directly or indirectly results in the discharge or release of any other Borrower or any guarantor or any other person or any Secured Obligations or any security therefor, whether by operation of law or otherwise; (iii) any defense arising by reason of any failure of the Agent to obtain, perfect, maintain or keep in force any Lien on, any property of any Borrower or any other person; (iv) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any other Borrower or any guarantor or any endorser, co-maker or other person, including without limitation any discharge of, or bar against collecting, any of the Secured Obligations (including without limitation any interest thereon), in or as a result of any such proceeding. Until all of the Secured Obligations have been paid, performed, and discharged in full, nothing shall discharge or satisfy the liability of any Borrower hereunder except the full performance and payment of all of the Secured Obligations. If any claim is ever made upon the Agent for repayment or recovery of any amount or amounts received by the Agent in payment of or on account of any of the Secured Obligations, because of any claim that any such payment constituted a preferential transfer or fraudulent conveyance, or for any other reason whatsoever, and the Agent repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over the Agent or any of its property, or by reason of any settlement or compromise of any such claim effected by the Agent with any such claimant (including without limitation the any other Borrower), then and in any such event, each Borrower agrees that any such judgment, decree, order, settlement and compromise shall be binding upon such Borrower, notwithstanding any revocation or release of this Agreement or the cancellation of any note or other instrument evidencing any of the Secured Obligations, or any release of any of the Secured Obligations, and each Borrower shall be and remain liable to the Agent and the Lenders under this Agreement for the amount so repaid or recovered, to the same extent as if such amount had never originally been received by the Agent or

3

any Lender, and the provisions of this sentence shall survive, and continue in effect, notwithstanding any revocation or release of this Agreement. Each Borrower hereby expressly and unconditionally waives all rights of subrogation, reimbursement and indemnity of every kind against any other Borrower, and all rights of recourse to any assets or property of any other Borrower, and all rights to any collateral or security held for the payment and performance of any Secured Obligations, including (but not limited to) any of the foregoing rights which Borrower may have under any present or future document or agreement with any other Borrower or other person, and including (but not limited to) any of the foregoing rights which any Borrower may have under any equitable doctrine of subrogation, implied contract, or unjust enrichment, or any other equitable or legal doctrine.
(c)
Consents. Each Borrower hereby consents and agrees that, without notice to or by Borrower and without affecting or impairing in any way the obligations or liability of Borrower hereunder, the Agent may, from time to time before or after revocation of this Agreement, do any one or more of the following in its sole and absolute discretion: (i) accept partial payments of, compromise or settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any or all of the Secured Obligations; (ii) grant any other indulgence to any Borrower or any other Person in respect of any or all of the Secured Obligations or any other matter; (iii) accept, release, waive, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or all of the Secured Obligations or any guaranty of any or all of the Secured Obligations, or on which the Agent at any time may have a Lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; (iv) substitute or add, or take any action or omit to take any action which results in the release of, any one or more other Borrowers or any endorsers or guarantors of all or any part of the Secured Obligations, including, without limitation one or more parties to this Agreement, regardless of any destruction or impairment of any right of contribution or other right of Borrower; (v) apply any sums received from any other Borrower, any guarantor, endorser, or co-signer, or from the disposition of any Collateral or security, to any Indebtedness whatsoever owing from such person or secured by such Collateral or security, in such manner and order as the Agent determines in its sole discretion, and regardless of whether such Indebtedness is part of the Secured Obligations, is secured, or is due and payable. Each Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of Borrower, or against or in payment of any or all of the Secured Obligations. Each Borrower further consents and agrees that the Agent shall have no duties or responsibilities whatsoever with respect to any property securing any or all of the Secured Obligations except as provided under applicable law. Without limiting the generality of the foregoing, the Agent shall have no obligation to monitor, verify, audit, examine, or obtain or maintain any insurance with respect to, any property securing any or all of the Secured Obligations.
(d)
Independent Liability. Each Borrower hereby agrees that one or more successive or concurrent actions may be brought hereon against such Borrower, in the same action in which any other Borrower may be sued or in separate actions, as often as deemed advisable by Agent. Each Borrower is fully aware of the financial condition of each other Borrower and is executing and delivering this Agreement based solely upon its own independent investigation of all matters pertinent hereto, and such Borrower is not relying in any manner upon any representation or statement of the Agent or any Lender with respect thereto. Each Borrower represents and warrants that it is in a position to obtain, and each Borrower hereby assumes full responsibility for obtaining, any additional information concerning any other Borrower’s financial condition and any other matter pertinent hereto as such Borrower may desire, and such Borrower is not relying upon or expecting the Agent to furnish to it any information now or hereafter in the Agent’s possession concerning the same or any other matter.

4

(e)
Subordination. All Indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Secured Obligations and the Borrower holding the Indebtedness shall take all actions reasonably requested by Agent to effect, to enforce and to give notice of such subordination.
(f)
Service of Process. Holdings, enGene Inc. and each Subsidiary that is organized outside of the United States of America hereby appoints enGene USA, Inc., as its agent for the purpose of accepting service of any process in the United States of America.

5

ADDENDUM 5 to LOAN AND SECURITY AGREEMENT

The Compliance Certificate shall be uploaded and executed via [***]1. All other financial reports required to be furnished to Agent pursuant to Section 7.1 shall be submitted via [***].

The Compliance Certificate and other financial reports required to be furnished to Agent pursuant to Section 7.1 may be sent to [***] with a copy to [***], should access to [***] be temporarily unavailable.

1 All references to [***] shall be interpreted as the Portfolio Management Software currently in use by Agent. [***] can be reached at the following URL: [***].

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Annex B

Schedules to Amended and Restated Loan and Security Agreement

(see attached)

Execution Version

SCHEDULE 1.1

COMMITMENTS

LENDERS	2026 TRANCHE 1 COMMITMENT	2026 TRANCHE 2 COMMITMENT	2026 TRANCHE 3 COMMITMENT	2026 TRANCHE 4 COMMITMENT	2026 TRANCHE 5 COMMITMENT	TOTAL COMMITMENT
Hercules Capital, Inc.	$17,500,000	$24,500,000	$14,000,000	$14,000,000	$25,000,000	$95,000,000
Hercules Private Credit Fund 1 L.P.	$250,000	$3,500,000	$2,000,000	$2,000,000	$0	$7,750,000
Hercules Private Global Venture Growth Fund I L.P.	$6,750,000	$0	$0	$0	$0	$6,750,000
Hercules Venture Growth Credit Opportunities Fund 1 L.P.	$125,000	$1,750,000	$1,000,000	$1,000,000	$0	$3,875,000
Hercules Growth Lending Fund IV LP	$187,500	$2,625,000	$1,500,000	$1,500,000	$0	$5,812,500
Hercules Evergreen Fund LP	$187,500	$2,625,000	$1,500,000	$1,500,000	$0	$5,812,500
TOTAL COMMITMENTS	$25,000,000	$35,000,000	$20,000,000	$20,000,000	$25,000,000	$125,000,000

[***]

2

Annex C

Exhibits to Amended and Restated Loan and Security Agreement

[***]